UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE

SECURITIES EXCHANGE ACT OF 1934

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Pfenex Inc.

(Name of Registrant as Specified In Its Charter)

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PFENEX INC.

10790 Roselle Street

San Diego, CA 92121

Dear Stockholder:

I am pleased to invite you to attend the Annual Meeting of Stockholders (the “Annual Meeting”) of Pfenex Inc. (“Pfenex”), which will be held at the offices of Wilson Sonsini Goodrich & Rosati, P.C., outside counsel to Pfenex, located at 12235 El Camino Real, San Diego, California 92130 on May 9, 2018, at 12:00 p.m. Pacific Time. Doors open at 11:00 a.m. Pacific Time.

At the Annual Meeting, we will ask you to consider the following proposals:

•	To elect as Class I directors the two nominees named in this proxy statement to serve until the 2021 annual meeting of stockholders or until their successors are duly elected and qualified.

•	To ratify the appointment of KPMG LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2018.

•	To transact such other business that may properly come before the Annual Meeting or any postponements or adjournments thereof.

Stockholders of record as of March 14, 2018 may vote at the Annual Meeting or any postponement or adjournment of the meeting.

YOUR VOTE IS IMPORTANT. Whether or not you plan to attend the Annual Meeting of Stockholders, we urge you to submit your vote via the Internet, telephone or mail. Whether or not you attend the Annual Meeting, it is important that your shares be represented and voted at the meeting. Therefore, I urge you to promptly vote and submit your proxy via the Internet, by phone, or by signing, dating and returning the enclosed proxy card in the enclosed envelope. If you decide to attend the Annual Meeting, you will be able to vote in person, even if you have previously submitted your proxy.

On behalf of the Board of Directors, I would like to express our appreciation for your interest in Pfenex. As a final note and also on behalf of the Board of Directors, I would like to thank Dennis M. Fenton, a director who is retiring and not standing for re-election, for his counsel and guidance since joining our Board of Directors in 2015.

Sincerely,

Evert B. Schimmelpennink

Chief Executive Officer

San Diego, California

April 3, 2018

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting to Be Held on May 9, 2018. Our Proxy Statement and Annual Report to Stockholders are available at www.proxyvote.com.

The date of this proxy statement is April 3, 2018 and it is being mailed to stockholders on or about April 9, 2018.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

Time and Date	May 9, 2018 at 12:00 p.m. Pacific Time

Place	The offices of Wilson Sonsini Goodrich & Rosati, P.C., outside counsel to Pfenex Inc., located at 12235 El Camino Real, San Diego, California 92130

Items of Business	• To elect as Class I directors the two nominees named in this proxy statement to serve until the 2021 annual meeting of stockholders or until their successors are duly elected and qualified.

• To ratify the appointment of KPMG LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2018.

• To transact such other business that may properly come before the Annual Meeting or any postponements or adjournments thereof.

Record Date	March 14, 2018 (the “Record Date”). Only stockholders of record at the close of business on the Record Date are entitled to receive notice of, and to vote at, the Annual Meeting.

Proxy Voting	YOUR VOTE IS IMPORTANT. Please vote your shares at your earliest convenience. This will ensure the presence of a quorum at the meeting. Promptly voting your shares via the Internet, by telephone, or by signing, dating, and returning the enclosed proxy card will save the expenses and extra work of additional solicitation. If you wish to vote by mail, we have enclosed an addressed envelope, postage prepaid if mailed in the United States.

Submitting your proxy now will not prevent you from voting your shares at the meeting, as your proxy is revocable at your option.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting to Be Held on May 9, 2018. Our Proxy Statement and Annual Report to Stockholders are available at www.proxyvote.com.

By order of the Board of Directors,

Evert B. Schimmelpennink
Chief Executive Officer

San Diego, California

April 3, 2018

The date of this proxy statement is April 3, 2018 and it is being mailed to stockholders on or about April 9, 2018.

-i-

PFENEX INC.

10790 Roselle Street

San Diego, CA 92121

PROXY STATEMENT

FOR 2018 ANNUAL MEETING OF STOCKHOLDERS

To Be Held at 12:00 p.m. Pacific Time on May 9, 2018

This proxy statement and the enclosed form of proxy are furnished in connection with the solicitation of proxies by the board of directors (the “Board”) of Pfenex Inc. (the “Company” or “Pfenex”) for use at its 2018 annual meeting of stockholders (the “Annual Meeting”), and any postponements, adjournments or continuations thereof. The Annual Meeting will be held on May 9, 2018 at 12:00 p.m. Pacific Time, at the offices of Wilson Sonsini Goodrich & Rosati, P.C. outside counsel to the Company, located at 12235 El Camino Real, San Diego, California 92130.

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING

The information provided in the “question and answer” format below addresses certain frequently asked questions but is not intended to be a summary of all matters contained in this proxy statement. Please read the entire proxy statement carefully before voting your shares.

What is a proxy?

A proxy is your legal designation of another person to vote the stock you own. The person you designate is your “proxy,” and you give the proxy authority to vote your shares by submitting the enclosed proxy card or, if available, voting by telephone or over the Internet. We have designated our Chief Executive Officer, President, and Secretary, Evert B. Schimmelpennink., and our Chief Financial Officer, Susan A. Knudson, to serve as proxies for the Annual Meeting.

Why am I receiving these materials?

The Board of Pfenex is providing these proxy materials to you in connection with the Board’s solicitation of proxies for use at Pfenex’s Annual Meeting, which will take place on May 9, 2018. Stockholders are invited to attend the Annual Meeting and are requested to vote on the proposals described in this Proxy Statement. This proxy statement and the accompanying proxy card are being mailed on or about April 9, 2018 in connection with the solicitation of proxies on behalf of the Board.

What information is contained in these materials?

The information included in this Proxy Statement relates to the proposals to be voted on at the Annual Meeting, the voting process, the compensation of our most highly paid executive officers and our directors, and certain other required information. Pfenex’s 2017 Annual Report on Form 10-K, which includes our audited consolidated financial statements, is also enclosed with this proxy statement.

How do I get electronic access to the proxy materials?

The notice of annual meeting, proxy statement, and 2017 annual report are available by visiting www.proxyvote.com and typing in the control number as set forth (i) on the proxy card (for stockholders of record), or (ii) on the voting instruction form (for individuals who hold shares through a broker, bank, trustee, or nominee).

What proposals will be voted on at the Annual Meeting?

The proposals scheduled to be voted on at the Annual Meeting include:

•	the election of two Class I directors to hold office until the 2021 annual meeting of stockholders or until their successors are duly elected and qualified;

•	a proposal to ratify the appointment of KPMG LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2018; and

•	any other business that may properly come before the Annual Meeting.

At the time this Proxy Statement was mailed, our management and Board were not aware of any other matters to be presented at the Annual Meeting other than those set forth in this Proxy Statement and in the notice accompanying this Proxy Statement.

How does our Board recommend that I vote?

Our Board recommends that you vote:

•	FOR the election of the directors nominated by our Board and named in this proxy statement as Class I directors to serve for three-year terms; and

•	FOR the ratification of the appointment of KPMG LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2018.

Who is entitled to vote at the Annual Meeting?

Holders of our common stock at the close of business on March 14, 2018, the record date for the Annual Meeting (the “Record Date”), are entitled to notice of and to vote at the Annual Meeting. Each stockholder is entitled to one vote for each share of our common stock held as of the Record Date. As of the Record Date, there were 23,583,585 shares of common stock outstanding and entitled to vote. Stockholders are not permitted to cumulate votes with respect to the election of directors. The shares you are entitled to vote include shares that are (1) held of record directly in your name, and (2) held for you as the beneficial owner through a stockbroker, bank or other nominee.

What is the difference between holding shares as a stockholder of record and as a beneficial owner?

Stockholder of Record: Shares Registered in Your Name. If, at the close of business on the Record Date, your shares were registered directly in your name with American Stock Transfer & Trust Company, LLC, our transfer agent, then you are considered the stockholder of record with respect to those shares. As the stockholder of record, you have the right to grant your voting proxy directly to the individuals listed on the proxy card or to vote in person at the Annual Meeting.

Beneficial Owners: Shares Registered in the Name of a Broker, Bank or Other Nominee. If, at the close of business on the Record Date, your shares were held, not in your name, but rather in a stock brokerage account or by a bank or other nominee on your behalf, then you are considered the beneficial owner of shares held in “street name.” As the beneficial owner, you have the right to direct your broker, bank or other nominee how to vote your shares by following the voting instructions your broker, bank or other nominee provides. If you do not provide your broker, bank or other nominee with instructions on how to vote your shares, your broker, bank or other nominee may, in its discretion, vote your shares with respect to routine matters but may not vote your shares with respect to any non-routine matters. Please see “What if I do not specify how my shares are to be voted?” for additional information.

How can I contact Pfenex’s transfer agent?

Contact our transfer agent by either writing to American Stock Transfer & Trust Company, LLC, Attn: Shareholder Services, 6201 15th Avenue, Brooklyn, NY 11219, emailing help@astfinancial.com or by telephoning 800-937-5449.

Do I have to do anything in advance if I plan to attend the Annual Meeting in person?

Stockholder of Record: Shares Registered in Your Name. If you were a stockholder of record at the close of business on the Record Date, you do not need to do anything in advance to attend and/or vote your shares in person at the Annual Meeting, but you will need to present government-issued photo identification for entrance to the Annual Meeting.

Beneficial Owners: Shares Registered in the Name of a Broker, Bank or Other Nominee. If you were a beneficial owner at the close of business on the Record Date, you may not vote your shares in person at the Annual Meeting unless you obtain a “legal proxy” from your broker, bank or other nominee who is the stockholder of record with respect to your shares. You may still attend the Annual Meeting even if you do not have a legal proxy. For entrance to the Annual Meeting, you will need to provide proof of beneficial ownership as of the Record Date, such as the notice or voting instructions you received from your broker, bank or other nominee or a brokerage statement reflecting your ownership of shares as of the Record Date, and present government-issued photo identification.

Please note that no cameras, recording equipment, large bags, briefcases or packages will be permitted in the Annual Meeting.

Will the annual meeting be webcast?

We do not expect to webcast the Annual Meeting.

How do I vote and what are the voting deadlines?

Stockholder of Record: Shares Registered in Your Name. If you are a stockholder of record, you can vote in one of the following ways:

•	You may vote via the Internet or by telephone. If you are a stockholder of record, you may vote by following the telephone or Internet voting instructions on your proxy card.

•	You may vote by mail. Please complete, date and sign the proxy card that accompanies this proxy statement and promptly mail it to the tabulation agent in the enclosed postage-paid envelope. If you are a stockholder of record and you return your signed proxy card but do not indicate your voting preferences, the persons named in the proxy card will vote the shares represented by your proxy card as recommended by our Board.

•	You may vote in person. If you plan to attend the Annual Meeting, you may vote by delivering your completed proxy card in person or by completing and submitting a ballot, which will be provided at the Annual Meeting.

Please note that the Internet and telephone voting facilities will close at 11:59 PM Eastern Time on May 8, 2018.

Beneficial Owners: Shares Registered in the Name of a Broker, Bank or Other Nominee. If you are the beneficial owner of shares held of record by a broker, bank or other nominee, you will receive voting instructions from your broker, bank or other nominee. You must follow the voting instructions provided by your broker, bank or other nominee in order to instruct your broker, bank or other nominee how to vote your shares. The availability of Internet and telephone voting options will depend on the voting process of your broker, bank or other nominee. As discussed above, if you are a beneficial owner, you may not vote your shares in person at the Annual Meeting unless you obtain a legal proxy from your broker, bank or other nominee.

Can I change my vote or revoke my proxy?

Stockholder of Record: Shares Registered in Your Name. If you are a stockholder of record, you may revoke your proxy or change your proxy instructions at any time before your proxy is voted at the Annual Meeting by:

•	entering a new vote by Internet or telephone;

•	signing and returning a new proxy card with a later date;

•	delivering a written revocation to our Secretary at Pfenex Inc., 10790 Roselle Street, San Diego, California 92121; or

•	attending the Annual Meeting and voting in person.

Beneficial Owners: Shares Registered in the Name of a Broker, Bank or Other Nominee. If you are the beneficial owner of your shares, you must contact the broker, bank or other nominee holding your shares and follow their instructions to change your vote or revoke your proxy.

Is there a list of stockholders entitled to vote at the Annual Meeting?

The names of stockholders of record entitled to vote at the Annual Meeting will be available at the Annual Meeting and for ten days prior to the meeting for any purpose germane to the meeting, between the hours of 9:00 a.m. and 4:30 p.m., at our corporate headquarters at 10790 Roselle Street, San Diego, California 92121, by contacting our corporate secretary.

What is the effect of giving a proxy?

Proxies are solicited by and on behalf of our Board. The persons named in the proxy have been designated as proxy holders by our Board. When a proxy is properly dated, executed and returned, the shares represented by the proxy will be voted at the Annual Meeting in accordance with the instructions of the stockholder. If no specific instructions are given, however, the shares will be voted in accordance with the recommendations of our Board. If any matters not described in this proxy statement are properly presented at the Annual Meeting, the proxy holders will use their own judgment to determine how to vote your shares. If the Annual Meeting is postponed or adjourned, the proxy holders can vote your shares on the new meeting date, unless you have properly revoked your proxy, as described above.

What if I do not specify how my shares are to be voted?

Stockholder of Record: Shares Registered in Your Name. If you are a stockholder of record and you submit a proxy but you do not provide voting instructions, your shares will be voted:

•	FOR the election of the directors nominated by our Board and named in this proxy statement as Class I directors to serve for three-year terms (Proposal No. 1);

•	FOR the ratification of the appointment of KPMG LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2018 (Proposal No. 2); and

•	In the discretion of the named proxy holders regarding any other matters properly presented for a vote at the Annual Meeting.

Beneficial Owners: Shares Registered in the Name of a Broker, Bank or Other Nominee. If you are a beneficial owner and you do not provide your broker, bank or other nominee that holds your shares with voting instructions, then your broker, bank or other nominee will determine if it has discretion to vote on each matter. Brokers do not have discretion to vote on non-routine matters. Proposal No. 1 (election of directors) is a non-routine matter, while Proposal No. 2 (ratification of appointment of independent registered public accounting firm) is a routine matter. As a result, if you do not provide voting instructions to your broker, bank or other nominee, then your broker, bank or other nominee may not vote your shares with respect to Proposal No. 1, which would result in a “broker non-vote,” but may, in its discretion, vote your shares with respect to Proposal No. 2. For additional information regarding broker non-votes, see “What are the effects of abstentions and broker non-votes?” below.

What is a quorum?

A quorum is the minimum number of shares required to be present at the Annual Meeting for the meeting to be properly held under our bylaws and Delaware law. A majority of the shares of common stock issued and outstanding and entitled to vote, present in person or represented by proxy, constitutes a quorum for the transaction of business at the Annual Meeting. As noted above, as of the Record Date, there were a total of 23,583,585 shares of common stock outstanding, which means that 11,791,793 shares of common stock must be represented in person or by proxy at the Annual Meeting to have a quorum. If there is no quorum, a majority of the shares present at the Annual Meeting may adjourn the meeting to a later date.

What are the effects of abstentions and broker non-votes?

An abstention represents a stockholder’s affirmative choice to decline to vote on a proposal. If a stockholder indicates on its proxy card that it wishes to abstain from voting its shares, or if a broker, bank or other nominee holding its customers’ shares of record causes abstentions to be recorded for shares, these shares will be considered present and entitled to vote at the Annual Meeting. As a result, abstentions will be counted for purposes of determining the presence or absence of a quorum and will also count as votes against a proposal in cases where approval of the proposal requires the affirmative vote of a majority of the shares present in person or represented by proxy and entitled to vote at the Annual Meeting (e.g., Proposal No. 2). However, because the outcome of Proposal No. 1 (election of directors) will be determined by a plurality vote, abstentions will have no impact on the outcome of such proposal as long as a quorum exists. A broker non-vote occurs when a broker, bank or other nominee holding shares for a beneficial owner does not vote on a particular proposal because the broker, bank or other nominee does not have discretionary voting power with respect to such proposal and has not received voting instructions from the beneficial owner of the shares. Broker non-votes will be counted for purposes of calculating whether a quorum is present at the Annual Meeting but will not be counted for purposes of determining the number of votes cast. Therefore, a broker non-vote will make a quorum more readily attainable but will not otherwise affect the outcome of the vote on any proposal.

What is the voting requirement to approve each of the proposals?

Proposal	Vote Required	Discretionary Voting Allowed?
Election of directors	Plurality of the votes cast	No

Ratification of appointment of KPMG LLP	Majority of the shares present, represented, and entitled to vote at the meeting	Yes

Proposal No. 1: Election of two nominees for Class I director named in this proxy statement to hold office until our 2021 annual meeting of stockholders or until their successors are duly elected and qualified.

The election of the directors requires a plurality vote of the shares of our common stock present in person or by proxy at the Annual Meeting and entitled to vote thereon to be approved. “Plurality” means that the nominees who receive the largest number of votes cast “FOR” are elected as directors. You may (i) vote FOR all nominees,

(ii) WITHHOLD your vote as to all nominees, or (iii) vote FOR all nominees except for those specific nominees from whom you WITHHOLD your vote. Any shares not voted FOR a particular nominee (whether as a result of voting withheld or a broker non-vote) will not be counted in such nominees’ favor and will have no effect on the outcome of the election. If you WITHHOLD your vote as to all nominees, you will be deemed to have abstained from voting on Proposal No. 1, and such abstention will have no effect on the outcome of the proposal.

Proposal No. 2: Ratification of the appointment of KPMG LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2018.

The ratification of the appointment of KPMG LLP requires an affirmative vote of a majority of the shares of our common stock present in person or by proxy at the Annual Meeting and entitled to vote thereon to be approved. You may vote FOR, AGAINST or ABSTAIN. If you ABSTAIN from voting on Proposal No. 2, the abstention will have the same effect as a vote AGAINST the proposal. Broker non-votes will have no effect on the outcome of this proposal.

How may my brokerage firm or other intermediary vote my shares if I fail to provide timely directions?

Brokerage firms and other intermediaries holding shares of common stock in street name for customers are generally required to vote such shares in the manner directed by their customers. In the absence of timely directions, your broker will have discretion to vote your shares on our sole “routine” matter — the proposal to ratify the appointment of KPMG LLP. Absent direction from you, your broker will not have discretion to vote on the election of directors.

Who will count the votes?

A representative of our mailing agent, Broadridge Financial Solutions, Inc., will tabulate the votes and act as inspector of elections.

How are proxies solicited for the Annual Meeting and who is paying for such solicitation?

Our Board is soliciting proxies for use at the Annual Meeting by means of the proxy materials. We will bear the entire cost of proxy solicitation, including the preparation, assembly, printing, mailing and distribution of the proxy materials. Copies of solicitation materials will also be made available upon request to brokers, banks and other nominees to forward to the beneficial owners of the shares held of record by such brokers, banks or other nominees. The original solicitation of proxies may be supplemented by solicitation by telephone, electronic communication, or other means by our directors, officers, employees or agents. No additional compensation will be paid to these individuals for any such services, although we may reimburse such individuals for their reasonable out-of-pocket expenses in connection with such solicitation. We do not plan to retain a proxy solicitor to assist in the solicitation of proxies.

If you choose to access the proxy materials and/or vote over the Internet, you are responsible for Internet access charges you may incur. If you choose to vote by telephone, you are responsible for telephone charges you may incur.

Is my vote confidential?

Proxy instructions, ballots and voting tabulations that identify individual stockholders are handled in a manner that protects your voting privacy. Your vote will not be disclosed either within Pfenex or to third parties, except as necessary to meet applicable legal requirements, to allow for the tabulation of votes and certification of the vote, or to facilitate a successful proxy solicitation.

I share an address with another stockholder, and we received only one paper copy of the proxy materials. How may I obtain an additional copy of the proxy materials?

We have adopted an SEC-approved procedure called “householding,” under which we can deliver a single copy of the proxy materials and annual report to multiple stockholders who share the same address unless we received contrary instructions from one or more of the stockholders. This procedure reduces our printing and mailing costs. Stockholders who participate in householding will continue to be able to access and receive separate proxy cards. Upon written or oral request, we will promptly deliver a separate copy of the proxy materials and annual report to any stockholder at a shared address to which we delivered a single copy of any of these documents. To receive a separate copy, or, if you are receiving multiple copies, to request that we only send a single copy of next year’s proxy materials and annual report, you may contact us as follows:

Pfenex Inc.

Attention: Secretary

10790 Roselle Street

San Diego, CA 92121

(858) 352-4400

Stockholders who hold shares in street name may contact their brokerage firm, bank, broker-dealer or other nominee to request information about householding.

How can I find out the results of the voting at the Annual Meeting?

Preliminary voting results will be announced at the Annual Meeting. In addition, final voting results will be published in a current report on Form 8-K that we expect to file within four business days after the Annual Meeting. If final voting results are not available to us at that time, we intend to file a Form 8-K to publish preliminary results and, within four business days after the final results are known to us, file an amendment to the Form 8-K to publish the final results.

What is the deadline to propose actions for consideration at next year’s annual meeting of stockholders or to nominate individuals to serve as directors?

Stockholder Proposals

Stockholders may present proper proposals for inclusion in our proxy statement and for consideration at the next annual meeting of stockholders by submitting their proposals in writing to our Secretary in a timely manner. For a stockholder proposal to be considered for inclusion in our proxy statement for our 2019 annual meeting of stockholders, our Secretary must receive the written proposal at our principal executive offices not later than December 10, 2018. In addition, stockholder proposals must comply with the requirements of Rule 14a-8 under the Securities Exchange Act of 1934, as amended, or the Exchange Act, regarding the inclusion of stockholder proposals in company-sponsored proxy materials. Stockholder proposals should be addressed to:

Pfenex Inc.

Attention: Secretary

10790 Roselle Street

San Diego, CA 92121

Our bylaws also establish an advance notice procedure for stockholders who wish to present a proposal before an annual meeting of stockholders but do not intend for the proposal to be included in our proxy statement. Our bylaws provide that the only business that may be conducted at an annual meeting is business that is (i) specified in our proxy materials with respect to such meeting, (ii) otherwise properly brought before the annual meeting by or at the direction of our Board, or (iii) properly brought before the annual meeting by a stockholder of record entitled to vote at the annual meeting who has delivered timely written notice to our

Secretary, which notice must contain the information specified in our bylaws. To be timely for our 2019 annual meeting of stockholders, our Secretary must receive the written notice at our principal executive offices:

•	not earlier than January 24, 2019; and

•	not later than February 23, 2019.

In the event that we hold our 2019 annual meeting of stockholders more than 30 days before or more than 60 days after the first anniversary of the date of the Annual Meeting, then notice of a stockholder proposal that is not intended to be included in our proxy statement must be received no earlier than the close of business on the 120th day before such annual meeting and no later than the close of business on the later of the following two dates:

•	the 90th day prior to such annual meeting; or

•	the 10th day following the day on which public announcement of the date of such annual meeting is first made.

If a stockholder who has notified us of his, her or its intention to present a proposal at an annual meeting does not appear to present his, her or its proposal at such annual meeting, we are not required to present the proposal for a vote at such annual meeting.

Nomination of Director Candidates

You may propose director candidates for consideration by our corporate governance and nominating committee. Any such recommendations should include the nominee’s name and qualifications for membership on our Board and should be directed to our Secretary at the address set forth above. For additional information regarding stockholder recommendations for director candidates, see “Board of Directors and Corporate Governance — Stockholder Recommendations for Nominations to the Board.”

In addition, our bylaws permit stockholders to nominate directors for election at an annual meeting of stockholders. To nominate a director, the stockholder must provide the information required by our bylaws. In addition, the stockholder must give timely notice to our Secretary in accordance with our bylaws, which, in general, require that the notice be received by our Secretary within the time period described above under “Stockholder Proposals” for stockholder proposals that are not intended to be included in a proxy statement.

Availability of Bylaws

A copy of our bylaws may be obtained by accessing our public filings on the SEC’s website at www.sec.gov. You may also contact our Secretary at our principal executive office for a copy of the relevant bylaw provisions regarding the requirements for making stockholder proposals and nominating director candidates.

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

Our business affairs are managed under the direction of our Board, which is currently comprised of seven members, six of which are “independent” under NYSE American listing standards. Dennis M. Fenton will retire from our Board and will not stand for re-election at the Annual Meeting. The Board would like to thank Dr. Fenton for his dedicated service to Pfenex. Although we presently have seven directors, as a result of the departure of Dr. Fenton from the Board, the Board has reduced the number of directors from seven to six, and reduced the size of Class I to two directors, effective as of the date of the Annual Meeting. Dr. Fenton will continue to serve until his term expires at the Annual Meeting, at which time the reduction to six directors will take effect. Thus, the Board is nominating two nominees for election. Our Board is divided into three classes with staggered three-year terms. At each annual meeting of stockholders, a class of directors will be elected for a three-year term to succeed the same class whose term is then expiring. There are three Class I directors whose current term of office expires at the Annual Meeting: Dennis M. Fenton, Sigurdur Olafsson and John M. Taylor. Our board of directors has nominated Mr. Olafsson and Mr. Taylor for re-election at the Annual Meeting to serve as Class I directors until the 2021 annual meeting of stockholders or until their successors are duly elected and qualified.

The following table sets forth the names, ages as of March 1, 2018, and certain other information for each of the directors whose terms expire at the Annual Meeting and for each of the directors whose terms do not expire at the Annual Meeting.

Name	Class	Age	Position	Director Since	Current Term Expires	Expiration of Term For Which Nominated
Nominees for Director
Sigurdur Olafsson	I	49	Director	2017	2018	2021
John M. Taylor(1)	I	53	Director	2015	2018	2021
Directors
Phillip M. Schneider(2)(3)	II	61	Director	2014	2019	—
Robin D. Campbell, Ph.D.(2)(3)	II	63	Director	2014	2019	—
Jason Grenfell-Gardner(1)	III	43	Chairman	2017	2020	—
Evert B. Schimmelpennink	III	46	Chief Executive Officer, President, Secretary and Director	2017	2020	—
Dennis M. Fenton, Ph.D.(1)(2)(3)(4)	I	66	Director	2015	2018	—

(1)	Member of our corporate governance and nominating committee
(2)	Member of our audit committee
(3)	Member of our compensation committee
(4)	Dr. Fenton is currently a member of our audit committee, compensation committee, and corporate governance and nominating committee, but is not standing for re-election at the Annual Meeting.

Nominees for Director

Sigurdur (Siggi) Olafsson joined our board of directors in 2017. Since 2017, Mr. Olafsson has served as the Chief Executive Officer of Hikma Pharmaceuticals PLC, a pharmaceutical company. Mr. Olafsson served as President and Chief Executive Officer, Global Generic Medicines Group of Teva Pharmaceuticals Ltd., a pharmaceutical company, from 2014 to 2017. Mr. Olafsson previously served as President of Actavis Pharma, Inc., a pharmaceutical company, from 2012 to 2014, Executive Vice President, Global Generics, at Actavis plc (Watson) from 2010 to 2012 and CEO of the Actavis Group from 2008 to 2010. From 2003 to 2008, he held positions of increasing responsibility within the Actavis Group, including Deputy CEO, Vice President of Corporate Development and CEO of Actavis Inc. U.S. From 1998 to 2003, he held positions of increasing responsibility with the Global R&D organization in the U.K. and U.S. of Pfizer Inc., a pharmaceutical company.

From 1994 to 1998, he served as Head of Drug Development for Omega Farma, a pharmaceutical company, in Iceland. Mr. Olafsson received a M.S. in pharmacy (Cand Pharm) from the University of Iceland, Reykjavik. The board of directors believes Mr. Olafsson is qualified to serve as a director because of his extensive knowledge of our industry and his experience as a senior officer of other healthcare companies.

John M. Taylor joined our board of directors in 2015. Mr. Taylor has served since November 2016 as the President and Principal of Compliance and Regulatory Affairs of Greenleaf Health, LLC, a consulting firm that provides strategic guidance to FDA-regulated companies, and from 2014 to November 2016 as the Principal of Compliance and Regulatory Affairs of Greenleaf Health, LLC. Prior to joining Greenleaf, Mr. Taylor served as Counselor to the Commissioner, Acting Deputy Principal Commissioner, and Acting Deputy Commissioner for Global Regulatory Operations and Policy at the U.S. Food and Drug Administration (FDA) from October of 2009 to February of 2014. Prior to that, Mr. Taylor served as the Executive Vice President for Health at the Biotechnology Industry Organization (BIO), a biotechnology organization providing advocacy, business development and communications services, from 2007 to 2009. Prior to joining BIO, Mr. Taylor served as Divisional Vice President for Federal Government Affairs at Abbott Laboratories, a diversified healthcare company, from 2005 to 2007. Prior to joining Abbott, Mr. Taylor served at the FDA in a variety of positions, as Associate Commissioner for Regulatory Affairs from 2002 to 2005, Director of the Office of Enforcement from 2000 to 2002, Acting Director of the Office of Compliance in the Center for Drug Evaluation and Research in 2000, Special Assistant to the Associate Commissioner for Regulatory Affairs in 1999, Senior Advisor for Regulatory Policy within the Office of the Commissioner from 1996 to 1999, and as an Attorney in the Office of the Chief Counsel from 1991 to 1996. Mr. Taylor holds a Bachelor’s degree in History from Pennsylvania State University and a J.D. from the College of William and Mary. The board of directors believes Mr. Taylor is qualified to serve as a director because of his extensive regulatory experience and his unique knowledge of the healthcare industry.

Continuing Directors

Phillip M. Schneider joined our board of directors in 2014. Most recently, Mr. Schneider held various positions with IDEC Pharmaceuticals Corporation, a biopharmaceutical company, from 1987 to 2003, including: Senior Vice President and Chief Financial Officer from 1997 to 2003; and Director of Finance and Administration from 1992 to 1997. Prior to that, Mr. Schneider held various management positions at Syntex Pharmaceuticals Corporation, a pharmaceutical company, from 1985 to 1987 and KPMG LLP, an audit and tax advisory firm, from 1982 to 1984, where he attained his CPA license. He currently serves as a member of the board of directors of Arena Pharmaceuticals Corporation, a pharmaceutical company, which he joined in 2008. Mr. Schneider previously served as a member of the board of directors at Auspex Pharmaceuticals from 2014 until its acquisition by Teva Pharmaceuticals in 2015 and served as a member of the board of directors of Gen-Probe, Inc., a biotechnology company, from 2002 until its acquisition by Hologic Inc. in 2012. Mr. Schneider holds a B.S. in Biochemistry from the University of California, Davis and an M.B.A. from the University of Southern California. The board of directors believes Mr. Schneider is qualified to serve as a director because of his extensive experience in finance and accounting and his unique knowledge of the biotechnology industry.

Robin D. Campbell, Ph.D. joined our board of directors in 2014. Dr. Campbell has served as a Technology Management Program Lecturer at the University of California, Santa Barbara since 2009. From 2008 to 2012, Dr. Campbell served as Managing Director of Campbell Management Solutions, LLC, a strategy and management consulting company. Prior to that, Dr. Campbell served as President and Chief Executive Officer of Naryx Pharma, Inc., a pharmaceutical company, from 2004 to 2008. From 1989 to 2002, Dr. Campbell held various management positions with Amgen, Inc., a biopharmaceutical company, including Vice President of the U.S. Oncology Business Unit and General Manager and Vice President of Asia Pacific and Latin American Operations. Dr. Campbell served as President of Kirin-Amgen, Inc., a biotechnology joint venture between Kirin Brewery Company, Limited and Amgen, Inc., from 1997 to 2000. Dr. Campbell served on the board of directors of SEQUUS Pharmaceuticals, a public oncology therapeutics company, from 1998 to 1999. Dr. Campbell is currently the Executive Chairman of the Board of Aptitude Medical Systems, a private research platform technology company, is a member of the board of directors of SymBio Pharmaceuticals Ltd, a public Japan-based pharmaceutical company, and is a member of the board of directors of Acelot, Inc., a private bioinformatics drug discovery platform company. Dr. Campbell holds a Bachelor’s degree in Zoology from the University of North Carolina, Chapel Hill and a Ph.D. in Microbiology and Immunology from Wake Forest University. The board of directors believes Dr. Campbell is qualified to serve as a director because of his extensive industry background and management experience.

Jason Grenfell-Gardner joined our board of directors in 2017. Mr. Grenfell-Gardner has served as the President and Chief Executive Officer and a member of the board of directors of Teligent, Inc., a specialty generic pharmaceutical company, since 2012. From 2008 to 2012, Mr. Grenfell-Gardner served in various management roles, and most recently as Senior Vice President of Sales and Marketing of Hikma Pharmaceuticals, PLC and its subsidiaries, including West-Ward Pharmaceuticals, a pharmaceutical company. From 1998 to 2003, Mr. Grenfell-Gardner worked throughout Central and Eastern Europe as a partner at Trigon Capital, a boutique investment bank focused on mergers and acquisitions. During his time in that region, Mr. Grenfell-Gardner served as chairman of the board of directors of AB Sanitas, as well as other board positions. Mr. Grenfell-Gardner holds an M.A. (Hons) in Economics from the University of St. Andrews in Scotland and an MBA from INSEAD. The board of directors believes Mr. Grenfell-Gardner is qualified to serve as a director because of his extensive knowledge of our industry and his prior and current experience as a senior officer and director of other healthcare companies.

Evert B. Schimmelpennink has served as our Chief Executive Officer, President and Secretary and a director since August 2017. Prior to his appointment, Mr. Schimmelpennink served as the Chief Executive Officer of Alvotech, a biosimilar development company from 2015 to July 2017. From September 2015 to November 2015, Mr. Schimmelpennink served as Vice President — Global Sterile Injectables of Pfizer Inc., a pharmaceutical company. Prior to that, Mr. Schimmelpennink served as Vice President — Global Generics from 2012 to 2015 and Director of Specialty Injectable Pharma Marketing EMEA & Director of Distributor Operations EMEA from 2011 to 2012 of Hospira, Inc., a pharmaceutical company. From 2002 to 2011, Mr. Schimmelpennink held various roles at Synthon BV, a generics medicine company, including Vice President Marketing and Sales from 2008 to 2011. From 1997 to 2002 he held various roles with Numico NV, a Dutch maker of baby foods and nutritional bars and shakes, including International Product Manager from 2000 to 2002 and Researcher Product Development from 1999 to 2000. Prior to Numico, Mr. Schimmelpennink served as a vaccine technologist at the Dutch National Institute for Public Health and the Environment from 1998 to 1999. Mr. Schimmelpennink received a Masters in bioprocess engineering from the Wageningen University in the Netherlands. The board of directors believes Mr. Schimmelpennink is qualified to serve as a director because of his extensive knowledge of our industry and his prior and current experience as a senior officer of healthcare companies.

Non-Continuing Director

Dennis M. Fenton, Ph.D. joined our board of directors in 2015. Dr. Fenton held numerous positions at Amgen, Inc., a biotechnology company, from 1982 to 2008. From 2000 until 2008, Dr. Fenton was Executive Vice President responsible for worldwide operations, manufacturing, process development and quality. From 1995 until 2000, Dr. Fenton was Senior Vice President of Operations, and from 1992 until 1995, he was Senior Vice President of Sales, Marketing and Process Development. Prior to his time at Amgen, Inc., Dr. Fenton served as Senior Research Scientist at Pfizer, Inc. a pharmaceutical company, and previously was a research associate and graduate student at Rutgers University. Dr. Fenton currently serves as a member of AnaptysBio, Inc., Portola Pharmaceuticals, Inc. and Sienna Biopharmaceuticals, all of which are biopharmaceutical companies. During the past five years, Dr. Fenton also served on the board of directors of Kythera Biopharmaceuticals, Inc., Genzyme Corporation, Dendreon Corporation, Hospira Inc., and XenoPort, Inc. Dr. Fenton holds a B.S. in Biology from Manhattan College and a Ph.D. in Microbiology from Rutgers University. The board of directors believes Dr. Fenton is qualified to serve as a director because of his extensive knowledge of our industry and his prior and current experience as a senior officer and director of other healthcare companies.

Director Independence

Our common stock is listed on the NYSE American. Under the rules of the NYSE American, independent directors must comprise a majority of a listed company’s board of directors within a specified period of the completion of such company’s initial public offering. In addition, the rules of the NYSE American require that, subject to specified exceptions, each member of a listed company’s audit, compensation, and corporate governance and nominating committees be independent. Under the rules of the NYSE American, a director will only qualify as an “independent director” if, in the opinion of that company’s board of directors, that person does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.

Our Board has undertaken a review of the independence of each current director to determine whether each director has a material relationship with us that could compromise his ability to exercise independent judgment in carrying out his responsibilities, and determined that each of Messrs. Taylor, Schneider, Grenfell-Gardner and Olafsson and Drs. Campbell and Fenton, representing six of our seven directors, are “independent directors” as defined under the applicable rules and regulations of the SEC and the listing requirements and the rules of the NYSE American.

Our Board also determined that Mr. Schneider (Chairperson), Dr. Fenton and Dr. Campbell, who currently comprise our audit committee, and Dr. Campbell (Chairperson), Mr. Schneider and Dr. Fenton, who currently comprise our compensation committee, and Mr. Taylor (Chairperson), Dr. Fenton and Mr. Grenfell-Gardner, who currently comprise our corporate governance and nominating committee, satisfy the independence standards for those committees established by applicable Securities and Exchange Commission, or SEC, rules and the listing standards of the NYSE American. As Dr. Fenton is not standing for re-election at the Annual Meeting, our Board has appointed Mr. Grenfell-Gardner to our audit committee and Mr. Olafsson to our compensation committee, each effective as of the Annual Meeting. Our Board has determined that Mr. Grenfell-Gardner and Mr. Olafsson satisfy the independence standards for service on our audit committee and compensation committee, respectively, in accordance with the applicable SEC rules and the listing standards of the NYSE American.

In making this determination, our Board considered the relationships that each non-employee director has with us and all other facts and circumstances our Board deemed relevant in determining independence, including the beneficial ownership of our capital stock by each non-employee director.

Board Leadership Structure

Mr. Grenfell-Gardner currently serves as the chairman of our board of directors. Our Board believes the current board leadership structure provides effective independent oversight of management while allowing our Board and management to benefit from the chairman’s leadership and years of experience as an executive in the pharmaceutical industry. The chairman is best positioned to identify strategic priorities, lead critical discussion and execute our strategy and business plans. Independent directors and management sometimes have different perspectives and roles in strategy development. Our independent directors bring experience, oversight and expertise from outside of our company, while our Chief Executive Officer brings company-specific experience and expertise. Our Board believes that the chairman’s role enables strong leadership, creates clear accountability, facilitates information flow between management and our Board, and enhances our ability to communicate our message and strategy clearly and consistently to stockholders.

Board Meetings and Committees

During 2017, our Board held ten meetings (including regularly scheduled and special meetings), and each director attended at least 75% of the aggregate of (i) the total number of meetings of our Board held during the period for which he served as a director and (ii) the total number of meetings held by all committees of our Board on which he served during the periods that he served.

It is the policy of our Board to regularly have separate meeting times for independent directors without management. Although we do not have a formal policy regarding attendance by members of our Board at annual meetings of stockholders, we encourage, but do not require, our directors to attend. All of our directors attended our 2017 annual meeting of stockholders.

Our Board currently has an audit committee, a compensation committee and a corporate governance and nominating committee. We believe that the composition of these committees meets the criteria for independence under, and the functioning of these committees comply with the requirements of, the Sarbanes-Oxley Act of 2002, the rules of the NYSE American, and SEC rules and regulations. We intend to comply with the requirements of the NYSE American with respect to committee composition of independent directors. Each committee has the composition and responsibilities described below.

Audit Committee

Mr. Schneider and Drs. Campbell and Fenton, each of whom is a non-employee member of our Board, currently comprise our audit committee. Mr. Schneider serves as the chair of our audit committee. Our Board has determined that each of the members of our audit committee satisfies the requirements for independence and financial literacy under the rules and regulations of the NYSE American and the SEC. Our Board has also determined that Mr. Schneider qualifies as an “audit committee financial expert,” as defined in the SEC rules, and satisfies the financial sophistication requirements of the NYSE American. As Dr. Fenton is not standing for re-election at the Annual Meeting, our Board has appointed Mr. Grenfell-Gardner to our audit committee, effective as of the Annual Meeting. Our Board has determined that Mr. Grenfell-Gardner satisfies the requirements for independence and financial literacy under the rules and regulations of the NYSE American and the SEC for service on our audit committee.

The audit committee is responsible for, among other things, providing assistance to the Board in fulfilling its oversight responsibilities regarding the integrity of our financial statements, our compliance with applicable legal and regulatory requirements, the integrity of our financial reporting processes, including its systems of internal accounting and financial controls, the performance of our internal audit function and independent auditor and our financial policy matters by approving the services performed by our independent accountants and reviewing their reports regarding our accounting practices and systems of internal accounting controls. The audit committee also oversees the audit efforts of our independent accountants and takes those actions as it deems necessary to satisfy itself that the accountants are independent of management.

Our audit committee operates under a written charter that satisfies the applicable rules and regulations of the SEC and the listing requirements of NYSE American. A copy of the charter of our audit committee is available on our website at www.pfenex.com in the Corporate Governance section of our Investor Relations webpage. During 2017, our audit committee held six meetings.

Compensation Committee

Mr. Schneider and Drs. Campbell and Fenton, each of whom is a non-employee member of our Board, comprise our compensation committee. Dr. Campbell serves as the chair of our compensation committee. Our Board has determined that each member of our compensation committee meets the requirements for independence under the rules of the NYSE American and the SEC. Each member of the compensation committee is also a non-employee director, as defined pursuant to Rule 16b-3 promulgated under the Exchange Act, and an outside director, as defined pursuant to Section 162(m) of the Internal Revenue Code. As Dr. Fenton is not standing for re-election at the Annual Meeting, our Board has appointed Mr. Olafsson to our compensation committee, effective as of the Annual Meeting. Our Board has determined that Mr. Olafsson satisfies the requirements for independence under the rules of the NYSE American and the SEC and that Mr. Olafsson is also a non-employee director, as defined pursuant to Rule 16b-3 promulgated under the Exchange Act, and an outside director, as defined pursuant to Section 162(m) of the Internal Revenue Code.

The compensation committee is responsible for, among other things, overseeing our overall compensation structure, policies and programs, and assessing whether our compensation structure establishes appropriate incentives for officers and employees. The compensation committee also reviews and approves corporate goals and objectives relevant to compensation of our chief executive officer and other executive officers, evaluates the performance of these officers in light of those goals and objectives, sets the compensation of these officers based on such evaluations and reviews and approves or recommends to the Board any employment-related agreements, any proposed severance arrangements or change in control or similar agreements with these officers. Additionally, the compensation committee administers the issuance of stock options and other awards under our stock plans. The compensation committee may delegate limited authority to executive officers or other directors of the Company to grant equity awards to non-executive officers. The compensation committee will review and evaluate, at least annually, the performance of the compensation committee and its members and the adequacy of the charter of the compensation committee. The compensation committee will also prepare a report on executive compensation, when and as required by the SEC rules, to be included in our annual report and annual proxy statement.

Our compensation committee operates under a written charter that satisfies the listing standards of NYSE American. A copy of the charter of our compensation committee is available on our website at www.pfenex.com in the Corporate Governance section of our Investor Relations webpage. The compensation committee held eight meetings during 2017.

Corporate Governance and Nominating Committee

Messrs. Taylor and Grenfell-Gardner and Dr. Fenton, each of whom is a non-employee member of our Board, comprise our corporate governance and nominating committee. Mr. Taylor serves as the chair of our corporate governance and nominating committee. Our Board has determined that each member of our corporate governance and nominating committee meets the requirements for independence under the rules of the NYSE American and the SEC. Following the annual meeting, our corporate governance and nominating committee will consist of Messrs. Taylor and Grenfell-Gardner.

The corporate governance and nominating committee is responsible for developing and recommending to the Board criteria for identifying and evaluating candidates for directorships and making recommendations to the Board regarding candidates for election or reelection to the Board at each annual stockholders’ meeting. In addition, the corporate governance and nominating committee is responsible for overseeing our corporate governance guidelines and reporting and making recommendations to the Board concerning corporate governance matters. The corporate governance and nominating committee is also responsible for making recommendations to the Board concerning the structure, composition and function of the board of directors and its committees. The corporate governance and nominating committee may, in its sole discretion, retain and terminate any search firm (and approve such search firm’s fees and other retention terms) to assist in the identification of director candidates.

Our corporate governance and nominating committee operates under a written charter that satisfies the listing standards of NYSE American. A copy of the charter of our corporate governance and nominating committee is available on our website at www.pfenex.com in the Corporate Governance section of our Investor Relations webpage. The corporate governance and nominating committee held five meetings during 2017.

Compensation Committee Interlocks and Insider Participation

None of the members of our compensation committee (which includes Robin D. Campbell, Dennis M. Fenton and Phillip M. Schneider) is or has at any time been an officer or employee of ours. None of our executive officers currently serves or in the past year has served as a member of the Board or compensation committee of any entity that has one or more executive officers serving on our Board or compensation committee.

Identifying and Evaluating Nominees for Director

The corporate governance and nominating committee use the following procedures to identify and evaluate any individual recommended or offered for nomination to the Board:

•	The corporate governance and nominating committee will consider candidates recommended by stockholders in the same manner as candidates recommended to the corporate governance and nominating committee from other sources.

•	In its evaluation of director candidates, including the members of the Board eligible for re-election, the corporate governance and nominating committee will consider the following:

•	The current size and composition of the Board and the needs of the Board and the respective committees of the Board.

•	Such factors as character, integrity, judgment, diversity of background (including gender diversity) and experience, independence, area of expertise, corporate experience, length of service, potential conflicts of interest, other commitments and the like. The corporate governance and nominating committee evaluates these factors, among others, and does not assign any particular weighting or priority to any of these factors.

•	Other factors that the corporate governance and nominating committee may consider appropriate.

In October 2017, our board of directors, on the recommendation of our corporate governance and nominating committee, approved an amendment to our director nominating policies to include a specific reference to factors relating to diversity when considering potential director candidates. Our board of directors intends to consider these factors, including in particular gender diversity, in connection with its deliberations over board expansion and potential candidates.

The corporate governance and nominating committee also focuses on issues of diversity, such as diversity of gender, race and national origin, education, professional experience and differences in viewpoints and skills. Our Board and the corporate governance and nominating committee believe that it is essential that members of our Board represent diverse viewpoints.

•	The corporate governance and nominating committee requires the following minimum qualifications to be satisfied by any nominee for a position on the Board:

•	The highest personal and professional ethics and integrity.

•	Proven achievement and competence in the nominee’s field and the ability to exercise sound business judgment.

•	Skills that are complementary to those of the existing Board.

•	The ability to assist and support management and make significant contributions to the Company’s success.

•	An understanding of the fiduciary responsibilities that is required of a member of the Board and the commitment of time and energy necessary to diligently carry out those responsibilities.

•	If the corporate governance and nominating committee determines that an additional or replacement director is required, the corporate governance and nominating committee may take such measures that it considers appropriate in connection with its evaluation of a director candidate, including candidate interviews, inquiry of the person or persons making the recommendation or nomination, engagement of an outside search firm to gather additional information, or reliance on the knowledge of the members of the corporate governance and nominating committee, the Board or management.

The corporate governance and nominating committee may propose to the Board a candidate recommended or offered for nomination by a stockholder as a nominee for election to the Board.

Stockholder Recommendations for Nominations to the Board

It is the policy of the corporate governance and nominating committee to consider recommendations for candidates to the Board from stockholders holding no less than one percent (1%) of the outstanding shares of the Company’s common stock continuously for at least twelve (12) months prior to the date of the submission of the recommendation or nomination.

A stockholder that wants to recommend a candidate for election to the Board should direct the recommendation in writing by letter to the Company, attention of the Secretary, at 10790 Roselle Street, San Diego, California 92121. The recommendation must include the candidate’s name, home and business contact information, detailed biographical data, relevant qualifications, a signed letter from the candidate confirming willingness to serve, information regarding any relationships between the candidate and the Company and evidence of the recommending stockholder’s ownership of Company stock. Such recommendations must also include a statement from the recommending stockholder in support of the candidate, particularly within the context of the criteria for Board membership, including issues of character, integrity, judgment, diversity of experience, independence, area of expertise, corporate experience, length of service, potential conflicts of interest, other commitments and the like and personal references.

A stockholder that instead desires to nominate a person directly for election to the Board at an annual meeting of the stockholders must meet the deadlines and other requirements set forth in Section 2.4 of the Company’s Bylaws and the rules and regulations of the Securities and Exchange Commission. Section 2.4 of the Company’s Bylaws requires that a stockholder who seeks to nominate a candidate for director must provide a written notice to the Secretary of the Company not later than the 45th day nor earlier than the 75th day before the one-year anniversary of the date on which the corporation first mailed its proxy materials or a notice of availability of proxy materials (whichever is earlier) for the preceding year’s annual meeting; provided, however, that in the event that no annual meeting was held in the previous year or if the date of the annual meeting is advanced by more than 30 days prior to or delayed by more than 60 days after the one-year anniversary of the date of the previous year’s annual meeting, then notice by the stockholder to be timely must be so received by the Secretary of the Company not earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the later of (i) the 90th day prior to such annual meeting and (ii) the 10th day following the day on which Public Announcement (as defined below) of the date of such annual meeting is first made. That notice must state the information required by Section 2.4 of the Company’s Bylaws, and otherwise must comply with applicable federal and state law. The Secretary of the Company will provide a copy of the Bylaws upon request in writing from a stockholder. “Public Announcement” shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or a comparable national news service or in a document publicly filed by the corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Securities Exchange Act of 1934, as amended, or any successor thereto.

Communications with the Board of Directors

The Board believes that management speaks for the Company. Individual Board members may, from time to time, communicate with various constituencies that are involved with the Company, but it is expected that Board members would do this with knowledge of management and, in most instances, only at the request of management.

In cases where stockholders and other interested parties wish to communicate directly with our non-management directors, messages can be sent to our Secretary, at Pfenex Inc., Attention: Secretary, 10790 Roselle Street, San Diego, California 92121. Our Secretary monitors these communications and will provide a summary of all received messages to the Board at each regularly scheduled meeting of the Board. Our Board generally meets on a quarterly basis. Where the nature of a communication warrants, our Secretary may determine, in his or her judgment, to obtain the more immediate attention of the appropriate committee of the Board or non-management director, of independent advisors or of Company management, as our Secretary considers appropriate.

Our Secretary may decide in the exercise of his or her judgment whether a response to any stockholder or interested party communication is necessary.

This procedure for stockholder and other interested party communications with the non-management directors is administered by the Company’s corporate governance and nominating committee. This procedure does not apply to (a) communications to non-management directors from officers or directors of the Company who are stockholders, (b) stockholder proposals submitted pursuant to Rule 14a-8 under the Securities and Exchange Act of 1934, as amended, or (c) communications to the audit committee pursuant to the Complaint Procedures for Accounting and Auditing Matters.

Corporate Governance Principles and Code of Ethics and Conduct

Our Board has adopted Corporate Governance Principles. These principles address items such as the qualifications and responsibilities of our directors and director candidates and corporate governance policies and standards applicable to us in general. In addition, our Board has adopted a Code of Ethics and Conduct that applies to all of our employees, officers and directors, including our Chief Executive Officer, Chief Financial Officer, and other executive and senior officers. The full text of our Corporate Governance Principles and our Code of Ethics and Conduct is posted on our website at www.pfenex.com in the Corporate Governance section of our Investor Relations webpage. We intend to post any amendments to our Code of Ethics and Conduct, and any waivers of our Code of Ethics and Conduct for directors and executive officers, on the same website.

Risk Management

Risk is inherent with every business, and we face a number of risks, including strategic, financial, business and operational, legal and compliance, and reputational. We have designed and implemented processes to manage risk in our operations. Management is responsible for the day-to-day management of risks the company faces, while our Board, as a whole and assisted by its committees, has responsibility for the oversight of risk management. In its risk oversight role, our Board has the responsibility to satisfy itself that the risk management processes designed and implemented by management are appropriate and functioning as designed.

Our Board believes that open communication between management and our Board is essential for effective risk management and oversight. Our Board meets with our Chief Executive Officer and other members of the senior management team at quarterly meetings of our Board, where, among other topics, they discuss strategy and risks facing the company, as well as at such other times as they deemed appropriate.

While our Board is ultimately responsible for risk oversight, our Board committees assist our Board in fulfilling its oversight responsibilities in certain areas of risk. Our audit committee assists our Board in fulfilling its oversight responsibilities with respect to risk management in the areas of internal control over financial reporting and disclosure controls and procedures, legal and regulatory compliance, and discusses with management and the independent auditor guidelines and policies with respect to risk assessment and risk management. Our audit committee also reviews our major financial risk exposures and the steps management has taken to monitor and control these exposures. In addition, our audit committee monitors certain key risks on a regular basis throughout the fiscal year, such as risk associated with internal control over financial reporting and liquidity risk. Our corporate governance and nominating committee assists our Board in fulfilling its oversight responsibilities with respect to the management of risk associated with board organization, membership and structure, and corporate governance. Our compensation committee oversees risks related to our compensation policies to ensure that our compensation programs do not encourage unnecessary risk-taking. Finally, our full Board reviews strategic and operational risk in the context of reports from the management team, receives reports on all significant committee activities at each regular meeting, and evaluates the risks inherent in significant transactions.

Director Compensation

In January of 2016, after reviewing data provided by StreeterWyatt regarding practices at comparable companies, the compensation committee revised the director compensation for non-employee directors as follows. Since January 2016, all non-employee directors are entitled to receive the following cash compensation for their services:

•	$40,000 per year for service as a Board member;

•	$20,000 per year additionally for service as chairman of the Board;

•	$15,000 per year additionally for service as chairman of the audit committee;

•	$8,000 per year additionally for service as an audit committee member;

•	$8,000 per year additionally for service as chairman of the compensation committee;

•	$5,000 per year additionally for service as a compensation committee member;

•	$6,000 per year additionally for service as chairman of the corporate governance and nominating committee; and

•	$3,000 per year additionally for service as a corporate governance and nominating committee member.

All cash payments to non-employee directors are paid quarterly in arrears on a prorated basis.

Each non-employee director who first joins us is granted an initial award of a nonstatutory stock option to purchase 25,000 shares of our common stock and on the date of each annual meeting of stockholders, each non-employee director who has been a non-employee director for 6 months or more on the date of the annual meeting is granted an annual award of a nonstatutory stock option to acquire 18,000 shares of our common stock. The initial award and the annual award vest in full on the date of the next annual meeting, in each case subject to continued service as a director on the date of such annual meeting. These awards will vest and become immediately exercisable immediately prior to a change in control.

The table below shows compensation earned by our non-employee directors during 2017. Directors who are also our employees receive no additional compensation for their service as a director. During the year ended December 31, 2017, one director, Mr. Schimmelpennink, and one former director, Dr. Liang, were employees. Mr. Schimmelpennink’s compensation and Dr. Liang’s compensation are discussed in “Executive Compensation.”

2017 Director Compensation Table

Name	Fees Earned or Paid in Cash ($)(1)		Option Awards ($)(2)(3)		All Other Compensation ($)		Total ($)
Jason Grenfell-Gardner(4)	42,000		72,336		—		114,336
Phillip M. Schneider	60,000		52,082		—		112,082
Robin D. Campbell, Ph.D.	56,000		52,082		—		108,082
John M. Taylor	46,000		52,082		—		98,082
Dennis M. Fenton, Ph.D	53,334		52,082		—		105,416
Sigurdur Olafsson(4)	26,666		72,336		—		99,002
William R. Rohn(5)	71,513	(6)	29,614	(7)	49,245	(8)	150,372

(1)	Amounts in this column reflect compensation earned in 2017.
(2)	The amounts shown represent the full grant date fair value of option awards granted in 2017 as determined pursuant to ASC 718. The assumptions used to calculate the value of such awards are included in Note 8 to our audited financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2017.

(3)	As of December 31, 2017, our non-employee directors held outstanding options to purchase the number of shares of common stock as follows: Mr. Grenfell-Gardner (25,000 options); Mr. Schneider (74,000 options); Dr. Campbell (74,000 options); Mr. Taylor (61,000 options); Dr. Fenton (61,000 options); Mr. Olafsson (25,000 options); and Mr. Rohn (74,000 options).
(4)	Messrs. Grenfell-Gardner and Olafsson were elected to the Board at the 2017 annual meeting.
(5)	Mr. Rohn did not stand for re-election at the 2017 annual meeting and ceased to be a member of the board of directors in May 2017. Following his term on the board of directors, Mr. Rohn continues as a special advisor to the board of directors.
(6)	Represents $24,577 of fees paid to Mr. Rohn for services as a board member, including Chairman, and $46,936 of additional board fees for services in leading the board in connection with our CEO transition.
(7)	Represents the fair value of the option award granted in 2017 to Mr. Rohn as determined pursuant to ASC 505-50 in connection with his advisory agreement following his tenure as a board member.
(8)	Represents fees paid to Mr. Rohn in connection with his advisory agreement following his tenure as a board member.

See “Executive Compensation” for information about the compensation of directors who are also our employees.

PROPOSAL NO. 1 ELECTION OF DIRECTORS

Under our governing documents our Board has the power to set the number of directors from time to time by resolution. We currently have seven authorized directors serving on our Board, of which six directors are “independent” as defined under the NYSE American listing standards. Dennis M. Fenton will retire from our Board and is not standing for re-election at the Annual Meeting. Dr. Fenton will serve as a director until the expiration of his term at the Annual Meeting. As a result of Dr. Fenton not being nominated for reelection, the Board has fixed the authorized number of directors at six to be effective as of the Annual Meeting by the elimination of a Class I directorship. In accordance with our certificate of incorporation, our Board is divided into three classes with staggered three-year terms. Any increase or decrease in the number of directors will be distributed among the three classes so that, as nearly as possible, each class will consist of one-third of our directors. This classification of our Board may have the effect of delaying or preventing changes in control of our company.

At the Annual Meeting, two Class I directors will be elected for three-year terms. Based upon the recommendation of our corporate governance and nominating committee, our Board has nominated each of the director nominees set forth below to stand for initial election by our stockholders, in each case for a three-year term expiring at our 2021 annual meeting of stockholders or until his successor is duly elected and qualified.

Nominees for Director

Our corporate governance and nominating committee has recommended, and our Board has approved, Sigurdur Olafsson and John M. Taylor as nominees for election as Class I directors at the Annual Meeting.

If elected, Mr. Olafsson and Mr. Taylor will serve as Class I directors until the 2021 annual meeting of stockholders or until their successors are duly elected and qualified. For information concerning the nominees, please see the section titled “Board of Directors and Corporate Governance.”

If you are a stockholder of record and you sign your proxy card or vote over the Internet or by telephone but do not give instructions with respect to the voting of directors, your shares will be voted FOR the election of Mr. Olafsson and Mr. Taylor. We expect that Mr. Olafsson and Mr. Taylor will accept such nomination; however, in the event that a nominee is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee who shall be designated by our Board to fill such vacancy. If you are a beneficial owner of shares of our common stock and you do not give voting instructions to your broker, bank or other nominee, then your broker, bank or other nominee will leave your shares unvoted on this matter.

Vote Required

The election of the Class I directors requires a plurality vote of the shares of our common stock present in person or by proxy at the Annual Meeting and entitled to vote thereon to be approved. Broker non-votes will have no effect on this proposal.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF THE DIRECTORS NOMINATED BY OUR BOARD OF DIRECTORS AND NAMED IN THIS PROXY STATEMENT AS CLASS I DIRECTORS TO SERVE FOR THREE-YEAR TERMS.

PROPOSAL NO. 2

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Our audit committee has appointed KPMG LLP as Pfenex’s independent registered public accounting firm to audit our consolidated financial statements for the fiscal year ending December 31, 2018 and recommends that stockholders vote in favor of the ratification of such appointment. On June 30, 2016, the audit committee approved the dismissal of Haskell & White LLP as Pfenex’s independent registered public accounting firm. Effective July 6, 2016, the audit committee approved the engagement of KPMG LLP as our independent registered public accounting firm.

The audit reports of Haskell & White LLP on Pfenex’s consolidated financial statements as of and for the years ended December 31, 2015 and 2014 did not contain an adverse opinion or a disclaimer of opinion, nor were they modified or qualified as to uncertainty, audit scope, or accounting principles.

During the fiscal years ended December 31, 2015 and December 31, 2014, and the subsequent interim period through June 30, 2016, there were (i) no “disagreements” as that term is defined in Item 304(a)(1)(iv) of Regulation S-K, between the Company and Haskell & White LLP on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Haskell & White LLP, would have caused Haskell & White LLP to make reference to the subject matter of the disagreement in their reports on the financial statements for such years, and (ii) no “reportable events” as that term is defined in Item 304(a)(1)(v) of Regulation S-K.

The Company requested Haskell & White LLP to furnish a letter addressed to the Securities and Exchange Commission stating whether it agrees with the statements made above. That letter is attached as Exhibit 16.1 to our current report on Form 8-K filed on July 6, 2016.

Effective July 6, 2016, the audit committee engaged KPMG LLP as Pfenex’s independent registered public accounting firm. The audit committee participated in and approved the decision to engage KPMG LLP.

During the Company’s fiscal years ended December 31, 2015 and 2014, and the subsequent interim period through July 6, 2016, neither the Company nor anyone acting on its behalf has consulted with KPMG LLP regarding (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements, and neither a written report nor oral advice was provided to the Company that KPMG LLP concluded was an important factor considered by the Company in reaching a decision as to any accounting, auditing, or financial reporting issue, (ii) any matter that was the subject of a disagreement within the meaning of Item 304(a)(1)(iv) of Regulation S-K, or (iii) any reportable event within the meaning of Item  304(a)(1)(v) of Regulation S-K.

Ratification of Appointment

At the Annual Meeting, stockholders are being asked to ratify the appointment of KPMG LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2018. Stockholder ratification of the appointment of KPMG LLP is not required by our bylaws or other applicable legal requirements. However, our Board is submitting the appointment of KPMG LLP to our stockholders for ratification as a matter of good corporate governance. In the event that this appointment is not ratified by the affirmative vote of a majority of the shares present in person or by proxy at the Annual Meeting and entitled to vote, such appointment will be reconsidered by our audit committee. Even if the appointment is ratified, our audit committee, in its sole discretion, may appoint another independent registered public accounting firm at any time during our fiscal year ending December 31, 2018 if our audit committee believes that such a change would be in the best interests of Pfenex and its stockholders. If the appointment is not ratified by our stockholders, the audit committee may reconsider whether it should appoint another independent registered public accounting firm. A representative of KPMG LLP is expected to be present at the Annual Meeting, will have an opportunity to make a statement if he or she wishes to do so, and is expected to be available to respond to appropriate questions from stockholders.

Fees Paid to the Independent Registered Public Accounting Firm

The following table presents fees for professional audit services and other services rendered to us by KPMG LLP for our fiscal years ended December 31, 2017 and 2016.

	2017	2016
Audit Fees(1)	$362,000	$362,600
Audit-Related Fees(2)	—	—
Tax Fees(3)	—	—
All Other Fees(4)	—	—

	$362,000	$362,600

(1)	“Audit Fees” consist of fees billed for professional services rendered in connection with the audit of our annual financial statements, review of our quarterly financial statements, and services that are normally provided by KPMG LLP in connection with statutory and regulatory filings or engagements.
(2)	“Audit-Related Fees” consist of fees billed for professional services for assurance and related services that are reasonably related to the performance of the audit or review of our consolidated financial statements and are not reported under “Audit Fees.” KPMG LLP has not billed us for any Audit-Related Fees for 2017 or 2016.
(3)	“Tax Fees” consist of fees billed for professional services rendered by KPMG LLP for tax compliance, tax advice and tax planning. KPMG LLP has not billed us for any Tax Fees for 2017 or 2016.
(4)	“All Other Fees” consist of fees billed for products and services other than the services reported in Audit Fees, Audit-Related Fees, and Tax Fees. KPMG LLP has not billed us for any such services for 2017 or 2016.

Auditor Independence

In 2017, there were no other professional services provided by KPMG LLP that would have required our audit committee to consider their compatibility with maintaining the independence of KPMG LLP.

Audit Committee Policy on Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm

Our audit committee has established a policy governing our use of the services of our independent registered public accounting firm. Under the policy, our audit committee is required to pre-approve all audit and permissible non-audit services performed by our independent registered public accounting firm in order to ensure that the provision of such services does not impair such accounting firm’s independence. All fees paid to KPMG LLP for our fiscal years ended December 31, 2017 and 2016 were pre-approved by our audit committee.

Vote Required

The ratification of the appointment of KPMG LLP requires the affirmative vote of a majority of the shares of our common stock present in person or by proxy at the Annual Meeting and entitled to vote thereon.

Abstentions will have the effect of a vote AGAINST the proposal and broker non-votes will have no effect.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF KPMG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR OUR FISCAL YEAR ENDING DECEMBER 31, 2018.

AUDIT COMMITTEE REPORT

The information contained in the following Audit Committee Report shall not be deemed to be soliciting material or to be filed with the Securities and Exchange Commission, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that Pfenex Inc., or the Company, specifically incorporates it by reference in such filing.

The audit committee serves as the representative of the Board with respect to its oversight of:

•	our accounting and financial reporting processes and the audit of our financial statements;

•	the integrity of our financial statements;

•	our compliance with legal and regulatory requirements and efficacy of and compliance with our corporate policies;

•	inquiring about significant risks, reviewing our policies for risk assessment and risk management, and assessing the steps management has taken to control these risks; and

•	the independent registered public accounting firm’s appointment, qualifications and independence.

The audit committee also reviews the performance of our independent registered public accounting firm, KPMG LLP, in the annual audit of our financial statements and in assignments unrelated to the audit, and reviews the independent registered public accounting firm’s fees.

The members of the audit committee are currently Phillip M. Schneider (Chairman), Robin D. Campbell, Ph.D. and Dennis Fenton. Each of the members of the Audit Committee is an “independent director” as currently defined in the applicable NYSE American and U.S. Securities and Exchange Commission (“SEC”) rules. The Board of Directors has also determined that Mr. Schneider is an “audit committee financial expert” as described in applicable rules and regulations of the SEC.

The audit committee provides our Board such information and materials as it may deem necessary to make our Board aware of financial matters requiring the attention of our Board. The audit committee reviews our financial disclosures and meets privately, outside the presence of our management, with our independent registered public accounting firm. In fulfilling its oversight responsibilities, the audit committee reviewed and discussed the audited financial statements in our 2017 Annual Report with management, including a discussion of the quality and substance of the accounting principles, the reasonableness of significant judgments made in connection with the audited financial statements, and the clarity of disclosures in the financial statements. The audit committee reports on these meetings to our Board.

The audit committee has reviewed and discussed the Company’s audited consolidated financial statements with management and KPMG LLP, the Company’s independent registered public accounting firm. The audit committee has discussed with KPMG the matters required to be discussed by Public Company Accounting Oversight Board Auditing Standard No. 1301 (Communications with Audit Committees).

The audit committee has received and reviewed the written disclosures and the letter from KPMG required by the applicable requirements of the Public Company Accounting Oversight Board regarding KPMG’s communications with the audit committee concerning independence, and has discussed with KPMG its independence.

Based on the review and discussions referred to above, the audit committee recommended to the board of directors that the Company’s audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2017 for filing with the Securities and Exchange Commission. The audit committee also has selected KPMG LLP as the independent registered public accounting firm for fiscal year 2018. The Board recommends that stockholders ratify this selection at the Annual Meeting.

Respectfully submitted by the members of the audit committee of the board of directors:

Phillip M. Schneider (Chair)
Dennis M. Fenton, Ph.D.
Robin D. Campbell, Ph.D

EXECUTIVE OFFICERS

The following table identifies certain information about our executive officers as of March 20, 2018. Each executive officer serves at the discretion of our Board and holds office until his or her successor is duly elected and qualified or until his or her earlier resignation or removal. There are no family relationships among any of our directors or executive officers.

Name	Age	Position
Evert B. Schimmelpennink	46	Chief Executive Officer, President and Secretary
Susan A. Knudson	54	Chief Financial Officer
Patrick K. Lucy	50	Chief Business Officer
Hubert C. Chen, M.D.	49	Chief Medical & Scientific Officer
Patricia Lady	59	Chief Accounting Officer

Evert B. Schimmelpennink has served as our Chief Executive Officer, President and Secretary since August 2017. Prior to his appointment, Mr. Schimmelpennink served as the Chief Executive Officer of Alvotech, a biosimilar development company from 2015 to July 2017. From September 2015 to November 2015, Mr. Schimmelpennink served as Vice President — Global Sterile Injectables of Pfizer Inc., a pharmaceutical company. Prior to that, Mr. Schimmelpennink served as Vice President — Global Generics from 2012 to 2015 and Director of Specialty Injectable Pharma Marketing EMEA & Director of Distributor Operations EMEA from 2011 to 2012 of Hospira, Inc., a pharmaceutical company. From 2002 to 2011, Mr. Schimmelpennink held various roles at Synthon BV, a generics medicine company, including Vice President Marketing and Sales from 2008 to 2011. From 1997 to 2002 he held various roles with Numico NV, a Dutch maker of baby foods and nutritional bars and shakes, including International Product Manager from 2000 to 2002 and Researcher Product Development from 1999 to 2000. Prior to Numico, Mr. Schimmelpennink served as a vaccine technologist at the Dutch National Institute for Public Health and the Environment from 1998 to 1999. Mr. Schimmelpennink received a Masters in bioprocess engineering from the Wageningen University in the Netherlands. The board of directors believes Mr. Schimmelpennink is qualified to serve as a director because of his extensive knowledge of our industry and his prior and current experience as a senior officer of healthcare companies.

Susan A. Knudson has served as our Chief Financial Officer since February 2018. From 2009 to 2017, Ms. Knudson held various roles at Neothetics, Inc., a specialty pharmaceutical company, including Chief Financial Officer from 2014 to 2017 and Vice President of Finance and Administration from 2009 to 2014. Prior to joining Neothetics, Ms. Knudson served as Senior Director of Finance and Administration at Avera Pharmaceuticals, a pharmaceutical company, from May 2002 to January 2009. Prior to May 2002, Ms. Knudson served as Director of Finance and Administration at MD Edge, Inc., a medical communications company, from October 2000 to April 2002. Prior to joining MD Edge, Ms. Knudson served as Assistant Director of Accounting at Isis Pharmaceuticals, a pharmaceutical company, from April 2000 to October 2000. Ms. Knudson has also held senior positions at CombiChem, General Atomics and Deloitte & Touche. Ms. Knudson holds a B.A. in Accounting from the University of San Diego.

Patrick K. Lucy has served as the Company’s Chief Business Officer since 2014. He also served as the Company’s Interim Chief Executive Officer, President, and Secretary from January 2017 to August 2017, when Mr. Schimmelpennink was appointed to those roles. Mr. Lucy previously served as the Company’s Vice President of Business Development and Marketing between 2009 and 2014. Prior to joining the Company, Mr. Lucy held the position of Director of Business Development at DowPharma, a business within The Dow Chemical Company, a chemicals manufacturer, from 2002 to 2009. From 1999 to 2002, he held the position of Director of Business Development at Collaborative BioAlliance, Inc., a biotechnology company, which was acquired by The Dow Chemical Company. From 1998 to 1999, Mr. Lucy worked as a Validation Manager and Capital Project Manager and from 1996 to 1998, as a Quality Control Biochemistry Supervisor at Lonza Biologics Inc., a chemicals and biotechnology company. From 1991 to 1996, Mr. Lucy held various positions at Repligen Corporation, a life sciences company. Mr. Lucy holds a Bachelor’s degree in Biology from Villanova University.

Hubert C. Chen, M.D. has served as Pfenex’s Chief Medical & Scientific Officer since May 2017. He previously served as the Company’s Chief Medical Officer from November 2014 to May 2017. From 2012 to 2014, Dr. Chen served as Vice President, Clinical Development of Aileron Therapeutics, a biopharmaceutical company developing and advancing drugs using novel peptide-stabilizing technologies. From 2009 to 2012, Dr. Chen served as Vice President, Translational Medicine of Regulus Therapeutics, a biopharmaceutical company focused on the discovery and development of microRNA therapeutics. From 2006 to 2009, Dr. Chen served as Director, Clinical Research and Senior Director, Clinical Research and Corporate Development of Amylin Pharmaceuticals, a biopharmaceutical company engaged in the discovery, development and commercialization of drug candidates for the treatment of diabetes, obesity and other diseases. From 2004 to 2006, Dr. Chen served as Associate Director, Medical Sciences of Amgen, Inc., a biopharmaceutical company discovering, developing, and manufacturing of innovative human therapeutics. Additionally, from 2002 to 2012, Dr. Chen served as Assistant Clinical Professor of Medicine and Clinical Instructor of Medicine at the University of California, San Francisco. From 2001 to 2004, Dr. Chen served as a Staff Research Investigator, Staff Scientist, and Research Scientist at the Gladstone Institute of Cardiovascular Disease. Dr. Chen received his medical residency training at Massachusetts General Hospital, his M.D. from Columbia University and his B.A.S. in political science and biological sciences from Stanford University.

Patricia Lady has served as our Chief Accounting Officer since 2011. Prior to serving in her current role, Ms. Lady served as our Director of Finance and Corporate Controller from 2009 to 2011. From 2007 to 2009, she served as Director of Finance and Accounting at Neurocrine Biosciences, Inc., a biopharmaceutical company. From 2006 to 2007, Ms. Lady held the position of Corporate Controller of Avanir Pharmaceuticals, Inc., a pharmaceutical company. From 2001 to 2005, Ms. Lady held the position of Vice President of Finance at 3E Company, a technology company. From 2000 to 2001, she served as Vice President of Business Development of Everypath, Inc., a technology company. From 1999 to 2000, Ms. Lady held the position of Vice President of Business Development and Marketing at iOwn, Inc., a technology company. From 1997 to 1999, she served as Vice President of Business Development at Careerbuilder, a technology company. Ms. Lady is a certified public accountant, a chartered global management accountant and a certified management accountant. Ms. Lady holds a Bachelor’s degree in Accounting from California State University, Fullerton and an M.B.A. from the University of California, Los Angeles.

EXECUTIVE COMPENSATION

Processes and Procedures for Compensation Decisions

Our compensation committee is responsible for the executive compensation programs for our executive officers and reports to our Board on its discussions, decisions and other actions. Typically, our Chief Executive Officer makes recommendations to our compensation committee, often attends committee meetings and is involved in the determination of compensation for the respective executive officers who report to him, except that the Chief Executive Officer does not make recommendations as to his own compensation. Our Chief Executive Officer makes recommendations to our compensation committee regarding short- and long-term compensation for all executive officers (other than himself) based on our results, an individual executive officer’s contribution toward these results and performance toward individual goal achievement. Our compensation committee then reviews the recommendations and other data and makes decisions as to total compensation for each executive officer, as well as each individual compensation component. Our compensation committee reviews and approves, or makes recommendations for approval by the independent members of the Board regarding the compensation of each executive officer, including our Chief Executive Officer.

Our compensation committee is authorized to retain the services of one or more executive compensation advisors, as it sees fit, in connection with the establishment of our compensation programs and related policies.

In May 2016, our compensation committee engaged Compensia, Inc., or Compensia, an independent compensation consultant, to provide information, recommendations and other advice relating to director and executive compensation on an ongoing basis. Compensia serves at the discretion of our compensation committee. Compensia was engaged to assist in developing an appropriate group of peer companies to help us determine the appropriate level of overall compensation for our directors and executive officers, as well as assess each separate element of compensation, with a goal of ensuring that the compensation we offer to our directors and executive officers is competitive and fair.

Our named executive officers for 2017, which consist of our current, interim and former principal executive officers, our next two most highly compensated executive officers who were officers as of December 31, 2017, and two additional former officers for whom disclosure would have been provided but for the fact that the individual was not serving as an executive officer of the company as of December 31, 2017, were as follows:

•	Evert B. Schimmelpennink, Chief Executive Officer, President, Secretary and Director;

•	Patrick K. Lucy, Chief Business Officer;

•	Bertrand C. Liang, M.D., Ph.D., M.B.A., former President, Chief Executive Officer, Secretary and Director;

•	Hubert C. Chen, M.D., Chief Medical & Scientific Officer;

•	Patricia Lady, Chief Accounting Officer;

•	Paul A. Wagner, Ph.D., former Chief Financial Officer; and

•	Steven S. Sandoval Sr., former Chief Manufacturing Officer.

2017 Summary Compensation Table

The following table provides information regarding the compensation awarded to, or earned by, our Named Executive Officers during 2017 and 2016.

Name and Principal Position	Year	Salary ($)(1)	Bonus ($)(1)		Option Awards ($)(2)	Stock Awards ($)(2)		Non-Equity Incentive Plan Compensation ($)(1)	All Other Compensation ($)		Total
Mr. Evert B. Schimmelpennink(3)	2017	218,115	—		754,627	94,282	(4)	—	25,355	(5)	1,092,379
Chief Executive Officer, President and Secretary
Mr. Patrick K. Lucy(6)	2017	347,794	100,000	(7)	447,991	—		108,469	10,800	(8)	1,015,054
Chief Business Officer	2016	335,438	—		241,710	—		117,163	12,093	(8)	706,404
Dr. Bertrand C. Liang(9)	2017	114,484	—		—	—		—	661,394	(10)	775,878
Former Chief Executive Officer, President and Secretary	2016	528,823	—		840,831	—		—	17,996	(8)	1,387,650
Dr. Hubert C. Chen	2017	376,735	—		397,982	—		118,415	10,800	(8)	903,932
Chief Medical & Scientific Officer	2016	329,373	—		507,591	—		115,710	10,464	(8)	963,138
Ms. Patricia Lady(11)	2017	223,260	—		117,053	—		49,728	7,545	(8)	397,586
Chief Accounting Officer
Dr. Paul A. Wagner(12)	2017	297,635	—		397,982	—		106,915	10,000	(13)	812,532
Former Chief Financial Officer	2016	329,423	—		483,420	—		115,500	—		928,343
Mr. Steven S. Sandoval Sr.(14)	2017	210,171	—		—	—		—	241,970	(15)	452,141
Former Chief Manufacturing Officer	2016	79,767	75,000	(16)	744,439	—		—	328,011	(17)	1,227,217

(1)	Salary, bonus and incentive plan figures represent amounts earned during each respective fiscal year, regardless of whether part or all of such amounts were paid in subsequent fiscal year(s).
(2)	The amounts shown are full grant date fair value in accordance with Accounting Standards Codification 718-10, Compensation — Stock Compensation (“ASC 718”). The assumptions used to calculate the grant date fair value of option awards and restricted stock unit awards are set forth under Note 8 of the Notes to the Consolidated Financial Statements included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2017 filed with the SEC in March 2018.
(3)	Mr. Schimmelpennink joined Pfenex in August 2017 as our Chief Executive Officer, President and Secretary.
(4)	In lieu of providing a cash bonus to Mr. Schimmelpennink under the 2017 executive incentive bonus plan, the Compensation Committee approved a grant to Mr. Schimmelpennink effective on the first trading day of February 2018 of an award of restricted stock units that were 100% vested on the grant date.
(5)	Amounts represent relocation expenses reimbursed to or paid on behalf of Mr. Schimmelpennink.
(6)	Mr. Lucy served as interim Chief Executive Officer, President, Secretary, and Chief Business Officer until August 2017, and continues to serve as our Chief Business Officer.
(7)	Amount represents a one-time bonus paid to Mr. Lucy in connection with his appointment as interim Chief Executive Officer, President and Secretary from January 2017 until August 2017. He continues to serve as our Chief Business Officer.
(8)	Amount represents matching contributions to our 401(k) plan made on behalf of the Named Executive Officers.
(9)	Dr. Liang previously served as our President, Chief Executive Officer and Secretary until January 2017, when he resigned.
(10)	Amounts represent payments to Dr. Liang subsequent to his separation, including severance of $529,200, consulting payments of $110,000 and reimbursement for COBRA of $20,682, as well as matching contributions to our 401(k) plan of $1,512 made prior to separation.
(11)	Ms. Lady was not a named executive officer prior to 2017.
(12)	Dr. Wagner previously served as our Chief Financial Officer until October 2017, when he resigned.
(13)	Amount represents consulting payments to Dr. Wagner subsequent to his separation date.
(14)	Mr. Sandoval previously served as our Chief Manufacturing Officer from September 2016 until September 2017, when he resigned.

(15)	Amount represents severance of $222,207, COBRA reimbursement of $13,863 and matching contributions to our 401(k) plan of $5,900.
(16)	Amount represents a relocation bonus in connection with the commencement of Mr. Sandoval’s employment.
(17)	Amount represents payments made to Pharmaceutical Technical Solutions, Inc., a company owned by Mr. Sandoval, for consulting work performed prior to his joining Pfenex.

Non-Equity Incentive Plan Compensation and Bonus

2017 Non-Equity Incentive Plan Payments

For 2017, the target incentive amount for our named executive officers who received compensation under our 2017 executive incentive bonus plan was as follows:

Named Executive Officer	Target Award Opportunity ($)	Actual Award Amount ($)
Evert B. Schimmelpennink(1)	$109,630	$94,282
Patrick K. Lucy	122,150	108,469
Hubert C. Chen, M.D.	133,350	118,415
Patricia Lady	56,000	49,728
Paul A. Wagner, Ph.D	120,400	106,915

(1)	Mr. Schimmelpennink’s actual award was prorated to reflect the partial year of his employment with the Company. In lieu of providing a cash bonus to Mr. Schimmelpennink under the 2017 executive incentive bonus plan, the Compensation Committee approved a grant to Mr. Schimmelpennink effective on the first trading day of February 2018 of an award of restricted stock units, that were 100% vested on the grant date.

Our 2017 executive incentive bonus plan, or 2017 Bonus Plan, provided our named executive officers with an annual incentive compensation payment, subject to our achievement of our corporate performance goals and individual achievement. For 2017, our corporate-level goals included continued development of our product candidates and certain corporate operating metrics. The actual award amounts were calculated by weighting corporate goal attainment and individual goal attainment for each named executive officer as follows: Mr. Schimmelpennink, 100% corporate goals; Mr. Lucy, Dr. Chen, Ms. Lady and Dr. Wagner, 80% corporate goals/20% individual goals. For 2017, we achieved corporate attainment of our goals at 86%. The following was our determination of individual goal attainment in 2017: Mr. Lucy, 100%; Dr. Chen, 100%; Ms. Lady, 100%; Dr. Wagner, 100%. Dr. Wagner received his 2017 bonus pursuant to his separation agreement. As a result of their resignations, Dr. Liang and Mr. Sandoval were ineligible to receive awards under the 2017 Bonus Plan.

Employment Agreements for Executive Officers

Evert B. Schimmelpennink

We entered into an executive employment agreement with Mr. Schimmelpennink dated August 3, 2017. The executive employment agreement does not have a term and may be terminated by us or Mr. Schimmelpennink at any time.

Pursuant to the executive employment agreement, Mr. Schimmelpennink receives a base salary of $551,200 per year for 2018, less applicable withholdings, and he is eligible to earn an annual target bonus of up to 50% of his base salary upon achievement of performance objectives to be determined by our board of directors or compensation committee of our board of directors; provided, however, that our board of directors or compensation committee of our board of directors may approve a payment in excess of the target bonus if either determines, in its sole discretion, that Mr. Schimmelpennink has achieved the related performance objective(s) above target level(s). Mr. Schimmelpennink is also eligible to participate in the employee benefit plans sponsored by us of general applicability to other of our senior executives.

In connection with Mr. Schimmelpennink’s relocation to the San Diego Metropolitan area, Mr. Schimmelpennink is eligible to receive reimbursement for reasonable temporary housing and travel between Chicago, Illinois and San Diego, California for up to 12 months, plus an amount equal to the full gross up for any taxable income Mr. Schimmelpennink may recognize due to this reimbursement. However, if, prior to August 3, 2018, Mr. Schimmelpennink’s employment with us terminates due to his voluntary resignation other than for “good reason” or we terminate his employment for “cause” (as such terms are defined in the executive employment agreement), Mr. Schimmelpennink will be required to repay the gross amounts of any such reimbursements paid to him.

Mr. Schimmelpennink is also eligible to receive reimbursements for reasonable relocation expenses related to his relocation to the San Diego Metropolitan area, up to a maximum of $200,000, plus an additional amount equal to the full gross up for any taxable income Mr. Schimmelpennink may recognize due to this reimbursement. However, if either (i) Mr. Schimmelpennink has not relocated his and his family’s residence to the San Diego Metropolitan area as of the August 3, 2018 or (ii) prior to his relocation, Mr. Schimmelpennink’s employment is terminated by us for cause or by Mr. Schimmelpennink without good reason, Mr. Schimmelpennink will not be entitled to any further reimbursements and he will be required to repay the gross amounts of reimbursements already paid to him.

In addition, in connection with his employment, we agreed to grant Mr. Schimmelpennink options to purchase 313,710 shares of our common stock pursuant to our 2016 Inducement Equity Incentive Plan and 36,290 shares of our common stock pursuant to our 2014 Equity Incentive Plan. The shares subject to each option award are scheduled to vest as follows, subject to Mr. Schimmelpennink’s continued service through the applicable vesting date: 25% of the shares will vest on the first anniversary of the date on which Mr. Schimmelpennink commenced employment with us and the balance of the shares will vest ratably over the 36 months thereafter, such that each option will be fully vested on the fourth anniversary of the date on which Mr. Schimmelpennink commenced employment with us.

The executive employment agreement also provides benefits in connection with a termination of employment under specified circumstances. Under the terms of the executive employment agreement, if we terminate Mr. Schimmelpennink’s employment other than for cause, death, or disability, or Mr. Schimmelpennink terminates his employment for good reason during the period beginning six months prior to a change of control and ending twelve months after a change of control, Mr. Schimmelpennink will be entitled to a receive, subject to his timely execution and non-revocation of a release of claims and his continued adherence to the nonsolicitation and nondisparagement provisions of the executive employment agreement, (i) a lump sum severance payment equal to (x) 24 months of his then-current base salary and (y) his annual bonus at the target level of achievement for the year in which the termination occurs, (ii) reimbursements for Mr. Schimmelpennink’s and his eligible dependents’ COBRA premiums for up to 24 months; and (iii) accelerated vesting as to 100% of Mr. Schimmelpennink’s then-outstanding equity awards (including that equity awards subject to performance-based vesting will be deemed achieved at 100% of target levels, unless otherwise provided in the agreement evidencing such award).

The executive employment agreement provides that if we terminate Mr. Schimmelpennink’s employment without cause or Mr. Schimmelpennink terminates his employment for good reason outside of the period beginning six months prior to a change of control and ending twelve months after a change of control, Mr. Schimmelpennink will be entitled to receive, subject to his timely execution and non-revocation of a release of claims and his continued adherence to the nonsolicitation and nondisparagement provisions of the executive employment agreement, (i) continuing payments of severance pay for 12 months at a rate equal to (x) the sum of 100% of his base salary rate, as then in effect, plus the sum of all performance bonuses paid to Mr. Schimmelpennink during our fiscal year immediately preceding the fiscal year in which Mr. Schimmelpennink’s termination occurs divided by (y) 12 and (ii) reimbursements for Mr. Schimmelpennink’s and his eligible dependents’ COBRA premiums for up to 12 months.

If Mr. Schimmelpennink’s employment with us is terminated due to his death or disability, then Mr. Schimmelpennink, or his estate, will receive an amount equal to a pro-rata portion of his target bonus for the year in which the termination occurs.

If any of the severance and other benefits provided for in the executive employment agreement or otherwise payable to Mr. Schimmelpennink constitute “parachute payments” within the meaning of Section 280G of the Internal Revenue Code and could be subject to excise tax under Section 4999 of the Internal Revenue Code, then such payments will be delivered in full or delivered as to such lesser extent which would result in no portion of such benefits being subject to excise tax, whichever results in the greater amount of after-tax benefits to Mr. Schimmelpennink.

Patrick K. Lucy

We entered into an executive employment agreement with Patrick Lucy, our Chief Business Officer, dated June 20, 2014, effective as of July 17, 2014, the date that our prospectus related to our initial public offering was declared effective. For 2018, Mr. Lucy was also Interim Chief Executive Officer, President and Secretary from January 2017 to August 2017. For 2018, Mr. Lucy’s current base salary is $355,980 and he will be eligible to earn an annual target bonus of up to 35% of his base salary. This agreement has no specific term and constitutes at-will employment.

In addition, Mr. Lucy is entitled under his executive employment agreement to the following severance and change of control benefits upon certain qualifying terminations.

If Mr. Lucy’s employment is terminated by the Company other than for “cause,” death or “disability” or he resigns for “good reason” (as such terms are defined in Mr. Lucy’s executive employment agreement) outside of a period that begins 3 months prior to and ends 12 months following a “change of control,” Mr. Lucy will be eligible to receive the following benefits if he timely signs and does not revoke a release of claims:

•	continuing payments of 75% of Mr. Lucy’s then-current base salary for 9 months, plus all performance bonuses paid to Mr. Lucy for the Company’s fiscal year immediately preceding the fiscal year in which Mr. Lucy’s termination of employment occurs; and

•	payment by the Company for up to 9 months of COBRA premiums to continue health insurance coverage for him and his eligible dependents, or taxable monthly payments for the equivalent period in the event payment for COBRA premiums would violate applicable law.

If Mr. Lucy’s employment is terminated by the Company other than for “cause,” death or “disability” or he resigns for “good reason” during the period that begins 3 months prior to and ends 12 months following a “change of control,” Mr. Lucy will be eligible to receive the following benefits if he timely signs and does not revoke a release of claims:

•	a lump sum payment equal to 150% of Mr. Lucy’s then-current base salary and Mr. Lucy’s target bonus in effect for the fiscal year in which the termination of employment occurs;

•	payment by the Company for up to 18 months of COBRA premiums to continue health insurance coverage for him and his eligible dependents, or taxable monthly payments for the equivalent period in the event payment for COBRA premiums would violate applicable law; and

•	accelerated vesting of 100% of Mr. Lucy’s then-outstanding Company equity awards.

In the event any of the payments provided for under this agreement or otherwise payable to Mr. Lucy would constitute “parachute payments” within the meaning of Section 280G of the Internal Revenue Code and could be subject to the related excise tax, Mr. Lucy would be entitled to receive either full payment of benefits or such lesser amount which would result in no portion of the benefits being subject to the excise tax, whichever results in the greater amount of after-tax benefits to Mr. Lucy. This employment agreement does not require the Company to provide any tax gross-up payments.

Bertrand Liang

Executive Employment Agreement

We entered into an executive employment agreement with Dr. Bertrand Liang, our former Chief Executive Officer, dated June 20, 2014, effective as of July 17, 2014, the date that our prospectus related to our initial public offering was declared effective. For 2016, Dr. Liang’s base salary was $529,200 and he was eligible to earn an annual target bonus of up to 50% of his base salary. This agreement had no specific term and constituted at-will employment.

In addition, Dr. Liang was entitled under his executive employment agreement to the following severance and change of control benefits upon certain qualifying terminations.

If Dr. Liang’s employment was terminated by the Company other than for “cause,” death or “disability” or he resigned for “good reason” (as such terms are defined in Dr. Liang’s executive employment agreement) outside of a period that began 3 months prior to and ended 12 months following a “change of control,” Dr. Liang was eligible to receive the following benefits if he timely signed and did not revoke a release of claims:

•	continuing payments of Dr. Liang’s then-current base salary for 12 months, plus the sum of all performance bonuses paid to Dr. Liang for the Company’s fiscal year immediately preceding the fiscal year in which Dr. Liang’s termination of employment occurred; and

•	payment by the Company for up to 12 months of COBRA premiums to continue health insurance coverage for him and his eligible dependents, or taxable monthly payments for the equivalent period in the event payment for COBRA premiums would have violated applicable law.

If Dr. Liang’s employment was terminated by the Company other than for “cause,” death or “disability” or he resigned for “good reason” during the period that began 3 months prior to and ended 12 months following a “change of control,” Dr. Liang was eligible to receive the following benefits if he timely signed and did not revoke a release of claims:

•	a lump sum payment equal to 200% of Dr. Liang’s then-current base salary and Dr. Liang’s target bonus in effect for the fiscal year in which the termination of employment occurred;

•	payment by the Company for up to 24 months of COBRA premiums to continue health insurance coverage for him and his eligible dependents, or taxable monthly payments for the equivalent period in the event payment for COBRA premiums would have violated applicable law; and

•	accelerated vesting of 100% of Dr. Liang’s then-outstanding Company equity awards.

In the event any of the payments provided for under this agreement or otherwise payable to Dr. Liang would have constituted “parachute payments” within the meaning of Section 280G of the Internal Revenue Code and could be subject to the related excise tax, Dr. Liang was entitled to receive either full payment of benefits or such lesser amount which would result in no portion of the benefits being subject to the excise tax, whichever results in the greater amount of after-tax benefits to Dr. Liang. This employment agreement did not require the Company to provide any tax gross-up payments.

Separation Agreement and Consulting Agreement

On January 23, 2017, Dr. Liang submitted a letter to our Board resigning from all officer positions and as a member of the Board, effective immediately on such date. In connection with Dr. Liang’s resignation, the Company and Dr. Liang entered into a separation agreement and release, or the Separation Agreement, on January 23, 2017. The Separation Agreement provides, as consideration for a full release of all claims related to Dr. Liang’s employment, the continuation of payments of his base salary for twelve months from the date of his resignation and the reimbursement of any payments associated with maintaining benefits under the Company’s health insurance plans for a period of twelve months. In addition, the Company entered into a consulting agreement with Dr. Liang pursuant to which he agreed to provide transition consulting services at a rate of $10,000 per month for a period of up to twelve months. The consulting agreement expired in January 2018. Equity incentive awards held by Dr. Liang continued to vest and remained exercisable in accordance with their terms during Dr. Liang’s consultancy.

Hubert C. Chen, M.D.

We entered into an executive employment agreement with Dr. Hubert Chen, our Chief Medical & Scientific Officer, dated and effective as of November 3, 2014. For 2018, Dr. Chen’s current base salary is $392,430, and he will be eligible to receive an annual target bonus of up to 50% of his base salary. This agreement has no specific term and constitutes at-will employment.

In addition, Dr. Chen is entitled under his executive employment agreement to the following severance and change of control benefits upon certain qualifying terminations.

If Dr. Chen’s employment is terminated by the Company other than for “cause,” death or “disability” or he resigns for “good reason” (as such terms are defined in Dr. Chen’s executive employment agreement) outside of a period that begins 3 months prior to and ends 12 months following a “change of control,” Dr. Chen will be eligible to receive the following benefits if he timely signs and does not revoke a release of claims:

•	continuing payments of 75% of Dr. Chen’s then-current base salary for 9 months, plus all performance bonuses paid to Dr. Chen for the Company’s fiscal year immediately preceding the fiscal year in which Dr. Chen’s termination of employment occurs; and

•	payment by the Company for up to 9 months of COBRA premiums to continue health insurance coverage for him and his eligible dependents, or taxable monthly payments for the equivalent period in the event payment for COBRA premiums would violate applicable law.

If Dr. Chen’s employment is terminated by the Company other than for “cause,” death or “disability” or he resigns for “good reason” during the period that begins 3 months prior to and ends 12 months following a “change of control,” Dr. Chen will be eligible to receive the following benefits if he timely signs and does not revoke a release of claims:

•	a lump sum payment equal to 150% of Dr. Chen’s then-current base salary and Dr. Chen’s target bonus in effect for the fiscal year in which the termination of employment occurs;

•	payment by the Company for up to 18 months of COBRA premiums to continue health insurance coverage for him and his eligible dependents, or taxable monthly payments for the equivalent period in the event payment for COBRA premiums would violate applicable law; and

•	accelerated vesting of 100% of Dr. Chen’s then-outstanding Company equity awards.

In the event any of the payments provided for under this agreement or otherwise payable to Dr. Chen would constitute “parachute payments” within the meaning of Section 280G of the Internal Revenue Code and could be subject to the related excise tax, Dr. Chen would be entitled to receive either full payment of benefits or such lesser amount which would result in no portion of the benefits being subject to the excise tax, whichever results in the greater amount of after-tax benefits to Dr. Chen. This employment agreement does not require the Company to provide any tax gross-up payments.

Patricia Lady

We entered into an executive employment agreement with Patricia Lady, our Chief Accounting Officer, dated June 20, 2014, effective as of July 17, 2014, the date that our prospectus related to our initial public offering was declared effective. For 2018, Ms. Lady’s current base salary is $230,720, and she will be eligible to receive an annual target bonus of up to 25% of her base salary. This agreement has no specific term and constitutes at-will employment.

In addition, Ms. Lady is entitled under her executive employment agreement to the following severance and change of control benefits upon certain qualifying terminations.

If Ms. Lady’s employment is terminated by the Company other than for “cause,” death or “disability” or she resigns for “good reason” (as such terms are defined in Ms. Lady’s executive employment agreement) outside of a period that begins 3 months prior to and ends 12 months following a “change of control,” Ms. Lady will be eligible to receive the following benefits if she timely signs and does not revoke a release of claims:

•	continuing payments of 75% of Ms. Lady’s then-current base salary for 9 months, plus all performance bonuses paid to Ms. Lady for the Company’s fiscal year immediately preceding the fiscal year in which Ms. Lady’s termination of employment occurs; and

•	payment by the Company for up to 9 months of COBRA premiums to continue health insurance coverage for her and her eligible dependents, or taxable monthly payments for the equivalent period in the event payment for COBRA premiums would violate applicable law.

If Ms. Lady’s employment is terminated by the Company other than for “cause,” death or “disability” or she resigns for “good reason” during the period that begins 3 months prior to and ends 12 months following a “change of control,” Ms. Lady will be eligible to receive the following benefits if she timely signs and does not revoke a release of claims:

•	a lump sum payment equal to 150% of Ms. Lady’s then-current base salary and Ms. Lady’s target bonus in effect for the fiscal year in which the termination of employment occurs;

•	payment by the Company for up to 18 months of COBRA premiums to continue health insurance coverage for her and her eligible dependents, or taxable monthly payments for the equivalent period in the event payment for COBRA premiums would violate applicable law; and

•	accelerated vesting of 100% of Ms. Lady’s then-outstanding Company equity awards.

In the event any of the payments provided for under this agreement or otherwise payable to Ms. Lady would constitute “parachute payments” within the meaning of Section 280G of the Internal Revenue Code and could be subject to the related excise tax, Ms. Lady would be entitled to receive either full payment of benefits or such lesser amount which would result in no portion of the benefits being subject to the excise tax, whichever results in the greater amount of after-tax benefits to Ms. Lady. This employment agreement does not require the Company to provide any tax gross-up payments.

Paul A. Wagner, Ph.D., CFA

Executive Employment Agreement

We entered into an executive employment agreement with Dr. Paul Wagner, our former Chief Financial Officer, dated June 20, 2014, effective as of July 17, 2014, the date that our prospectus related to our initial public offering was declared effective. For 2017, Dr. Wagner’s base salary was $344,000 and he was eligible to earn an annual target bonus of up to 35% of his base salary. This agreement had no specific term and constituted at-will employment.

In addition, Dr. Wagner was entitled under his executive employment agreement to the following severance and change of control benefits upon certain qualifying terminations.

If Dr. Wagner’s employment was terminated by the Company other than for “cause,” death or “disability” or he resigned for “good reason” (as such terms are defined in Dr. Wagner’s executive employment agreement)

outside of a period that began 3 months prior to and ended 12 months following a “change of control,” Dr. Wagner was eligible to receive the following benefits if he timely signed and did not revoke a release of claims:

•	continuing payments of 75% of Dr. Wagner’s then-current base salary for 9 months, plus all performance bonuses paid to Dr. Wagner for the Company’s fiscal year immediately preceding the fiscal year in which Dr. Wagner’s termination of employment occurred; and

•	payment by the Company for up to 9 months of COBRA premiums to continue health insurance coverage for him and his eligible dependents, or taxable monthly payments for the equivalent period in the event payment for COBRA premiums would violate applicable law.

If Dr. Wagner’s employment was terminated by the Company other than for “cause,” death or “disability” or he resigned for “good reason” during the period that began 3 months prior to and ended 12 months following a “change of control,” Dr. Wagner was eligible to receive the following benefits if he timely signed and did not revoke a release of claims:

•	a lump sum payment equal to 150% of Dr. Wagner’s then-current base salary and Dr. Wagner’s target bonus in effect for the fiscal year in which the termination of employment occurred;

•	payment by the Company for up to 18 months of COBRA premiums to continue health insurance coverage for him and his eligible dependents, or taxable monthly payments for the equivalent period in the event payment for COBRA premiums would violate applicable law; and

•	accelerated vesting of 100% of Dr. Wagner’s then-outstanding Company equity awards.

In the event any of the payments provided for under this agreement or otherwise payable to Dr. Wagner would have constituted “parachute payments” within the meaning of Section 280G of the Internal Revenue Code and could be subject to the related excise tax, Dr. Wagner was entitled to receive either full payment of benefits or such lesser amount which would result in no portion of the benefits being subject to the excise tax, whichever resulted in the greater amount of after-tax benefits to Dr. Wagner. This employment agreement did not require the Company to provide any tax gross-up payments.

Separation Agreement and Consulting Agreement

On September 7, 2017, Dr. Wagner submitted a letter to our Board notifying us of his intention to resign as Chief Financial Officer, effective October 13, 2017. In connection with Dr. Wagner’s resignation, the Company and Dr. Wagner entered into a separation agreement and release, or the Wagner Separation Agreement, on September 7, 2017. The Wagner Separation Agreement provides, as consideration for a full release of all claims related to Dr. Wagner’s employment, the following benefits as long as Dr. Wagner satisfies the conditions in the Wagner Separation Agreement (including not revoking his acceptance of the terms of the Wagner Separation Agreement): (1) payment of a bonus severance amount of up to $120,400, or 35% of Dr. Wagner’s current base salary, for the 2017 calendar year, pursuant to the terms and conditions of our Incentive Compensation Plan, which bonus severance amount will be determined by achievement of pre-established corporate performance goals and Dr. Wagner’s individual performance goals are determined to have been achieved at 100% and (2) extension of the post-service exercise period of Dr. Wagner’s vested but unexercised options until the earlier of (x) December 31, 2019 or (y) the applicable option’s expiration date. In addition, we entered into a consulting agreement with Dr. Wagner pursuant to which he agreed to provide transition consulting services at a rate of $5,000 per month for a period of six months from Dr. Wagner’s resignation date. Equity incentive awards held by Dr. Wagner will continue to vest in accordance with their terms during the term of Dr. Wagner’s consultancy.

Steven S. Sandoval Sr.

Executive Employment Agreement

We entered into an executive employment agreement with Steven S. Sandoval Sr., our former Chief Manufacturing Officer, dated and effective as of September 26, 2016. For 2017, Mr. Sandoval’s base salary was

$296,276, and he was eligible to receive an annual target bonus of up to 25% of his base salary. This agreement had no specific term and constituted at-will employment.

In addition, Mr. Sandoval was entitled under his executive employment agreement to the following severance and change of control benefits upon certain qualifying terminations.

If Mr. Sandoval’s employment was terminated by the Company other than for “cause,” death or “disability” or he resigned for “good reason” (as such terms are defined in Mr. Sandoval’s executive employment agreement) outside of a period that began 3 months prior to and ended 12 months following a “change of control,” Mr. Sandoval was eligible to receive the following benefits if he timely signed and did not revoke a release of claims:

•	a lump sum payment equal to 150% of Mr. Sandoval’s then-current base salary and Mr. Sandoval’s target bonus in effect for the fiscal year in which the termination of employment occurred;

•	payment by the Company for up to 18 months of COBRA premiums to continue health insurance coverage for him and his eligible dependents, or taxable monthly payments for the equivalent period in the event payment for COBRA premiums would violate applicable law; and

•	accelerated vesting of 100% of Mr. Sandoval’s then-outstanding Company equity awards.

In the event any of the payments provided for under this agreement or otherwise payable to Mr. Sandoval would have constituted “parachute payments” within the meaning of Section 280G of the Internal Revenue Code and could be subject to the related excise tax, Mr. Sandoval was entitled to receive either full payment of benefits or such lesser amount which would result in no portion of the benefits being subject to the excise tax, whichever resulted in the greater amount of after-tax benefits to Mr. Sandoval. This employment agreement did not require the Company to provide any tax gross-up payments.

Separation Agreement

On September 7, 2017, Mr. Sandoval notified us of his intention to resign as Chief Manufacturing Officer, effective September 8, 2017. In connection with Mr. Sandoval’s resignation, we entered into a separation agreement and release (the “Sandoval Separation Agreement”) with Mr. Sandoval dated September 7, 2017. The Sandoval Separation Agreement provides, as consideration for a full release of all claims related to Mr. Sandoval’s employment, the following benefits as long as Mr. Sandoval satisfies the conditions in the Sandoval Separation Agreement (including not revoking his acceptance of the terms of the Sandoval Separation Agreement): (1) continuing payments of his current base salary for nine months from the effective date of his resignation; and (2) reimbursement of COBRA premiums to continue health coverage for him and his eligible dependents under the Company’s health insurance plans for a period of up to nine months.

Merger or Change of Control

Our 2014 Equity Incentive Plan, or 2014 Plan, provides that in the event of a merger or change in control, as defined under the 2014 Plan, each outstanding award will be treated as the administrator determines, except that if a successor corporation or its parent or subsidiary does not assume or substitute an equivalent award for any outstanding award, then such award will fully vest, all restrictions on such award will lapse, all performance goals or other vesting criteria applicable to such award will be deemed achieved at 100% of target levels and such award will become fully exercisable, if applicable, for a specified period prior to the transaction. The award will then terminate upon the expiration of the specified period of time.

In addition, in the event of a change in control, options, stock appreciation rights, restricted stock, and restricted stock units held by our outside directors, if any, will vest fully and become immediately exercisable, all restrictions on his or her restricted stock will lapse, and all performance goals or other vesting for his or her performance shares and units will be deemed achieved at one hundred percent (100%) of target levels, and all other terms and conditions met.

401(k) Plan

We maintain a tax-qualified retirement plan that provides eligible employees with an opportunity to save for retirement on a tax advantaged basis. All participants’ interests in their deferrals are 100% vested when contributed. Pre-tax contributions are allocated to each participant’s individual account and are then invested in selected investment alternatives according to the participants’ directions. The 401(k) plan is intended to qualify under Sections 401(a) and 501(a) of the Internal Revenue Code, or Code. As a tax-qualified retirement plan, contributions to the 401(k) plan and earnings on those contributions are not taxable to the employees until distributed from the 401(k) plan. Beginning in 2016, subject to limits under the Code, we match 100% of each of the employee’s contributions, up to a maximum match of 4% of the employee’s gross cash compensation.

Outstanding Equity Awards at Fiscal Year-End

The following table presents certain information concerning equity awards held by our named executive officers, as of December 31, 2017.

			Option Awards
Name	Grant Date	Vesting Commencement Date	Number of Securities Underlying Unexercised Options (#) Exercisable		Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date
Evert B. Schimmelpennink	09/01/2017	08/03/2017	—		350,000	(1)	3.52	09/01/2027
Patrick K. Lucy	06/17/2014	06/01/2014	23,337	(2)	3,334	(2)	11.59	06/17/2024
	02/02/2015	02/02/2015	29,041	(1)	11,959	(1)	6.90	02/02/2025
	04/01/2015	04/01/2015	16,666	(1)	8,334	(1)	16.91	04/01/2025
	02/01/2016	02/01/2016	19,236	(1)	22,734	(1)	9.19	02/01/2026
	03/01/2017	03/01/2017	—		85,000	(1)	7.47	03/01/2027
	03/01/2017	03/01/2017	4,214	(3)	7,024	(3)	7.47	03/01/2027
Dr. Bertrand C. Liang	06/17/2014	06/01/2014	23,505	(2)	3,358	(2)	11.59	06/17/2024
	02/02/2015	02/02/2015	72,250	(1)	29,750	(1)	6.90	02/02/2025
	02/01/2016	02/01/2016	66,917	(1)	79,083	(1)	9.19	02/01/2026
Dr. Hubert C. Chen	12/01/2014	11/03/2014	101,973	(1)	30,317	(1)	7.55	12/01/2024
	02/02/2015	02/02/2015	4,840	(1)	1,994	(1)	6.90	02/02/2025
	02/01/2016	02/01/2016	40,396	(1)	47,741	(1)	9.19	02/01/2026
	03/01/2017	03/01/2017	—		85,000	(1)	7.47	03/01/2027
Patricia Lady	02/03/2010	12/28/2009	33,519	(4)	—		0.31	02/03/2020
	06/17/2014	06/01/2014	4,931	(2)	704	(2)	11.59	06/17/2024
	02/02/2015	02/02/2015	19,125	(1)	7,875	(1)	6.90	02/02/2025
	02/01/2016	02/01/2016	16,030	(1)	18,945	(1)	9.19	02/01/2026
	03/01/2017	03/01/2017	—		25,000	(1)	7.47	03/01/2027
Dr. Paul A. Wagner	06/17/2014	04/07/2014	27,758	(2)	2,523	(2)	11.59	06/17/2024
	06/17/2014	04/07/2014	121,264	(1)	11,025	(1)	11.59	06/17/2024
	02/02/2015	02/02/2015	21,781	(1)	8,969	(1)	6.90	02/02/2025
	04/01/2015	04/01/2015	16,666	(1)	8,334	(1)	16.91	04/01/2025
	02/01/2016	02/01/2016	38,473	(1)	45,467	(1)	9.19	02/01/2026
	03/01/2017	03/01/2017	—		85,000	(1)	7.47	03/01/2027

(1)	Options vest over four years as follows: 25% of the shares vest one year following the vesting commencement date, with the remaining 75% vesting in equal monthly installments over the following three years, subject to continued service.
(2)	Options vest in equal monthly installments from the vesting commencement date over four years, subject to continued service.

(3)	Options vest in equal monthly installments from the vesting commencement date over two years, subject to continued service.
(4)	The options have fully vested.

Equity Compensation Plan Information

The following table provides information as of December 31, 2017 with respect to shares of our common stock that may be issued under our existing equity compensation plans.

	(a)		(b)	(c)
Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights		Weighted Average Exercise Price of Outstanding Options, Warrants and Rights(1)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))
Equity compensation plans approved by stockholders(2)	2,868,857	(3)	$7.91	4,382,515	(4)
Equity compensation plans not approved by stockholders(5)	367,710	(6)	$4.29	132,290	(7)

Total	3,236,567		$7.50	4,514,805

(1)	The weighted average exercise price is calculated based solely on outstanding stock options.
(2)	Includes the following plans: 2009 Equity Incentive Plan (“2009 Plan”), 2014 Equity Incentive Plan (“2014 Plan”), and our 2014 Employee Stock Purchase Plan (“ESPP”).
(3)	This number includes 434,590 shares subject to outstanding awards granted under our 2009 Plan and 2,434,267 shares subject to outstanding awards granted under our 2014 Plan.
(4)	This number includes 3,112,127 shares available for issuance under our 2014 Plan and 1,270,388 shares available for sale under our ESPP. In addition, the shares available for issuance under the 2014 Plan includes shares returned to the 2009 Plan as the result of expiration or termination of awards (provided that the maximum number of shares that may be added to the 2014 Plan pursuant to such previously granted awards under the 2009 Plan is 961,755 shares). The ESPP provides for annual increases in the number of shares available for sale under the ESPP on the first day of each fiscal year beginning in 2015, equal to the least of: 355,618 shares; (ii) 1.5% of the outstanding shares of the common stock on the last day of the immediately preceding fiscal year; or (iii) such other amount as may be determined by the administrator. Accordingly, on January 1, 2018, the number of shares available under the ESPP increased by 353,224. This increase is not reflected in the table above.
(5)	Consists of the 2016 Inducement Equity Incentive Plan. The material features of this plan are described below.
(6)	This number includes 367,710 shares subject to outstanding awards granted under our 2016 Inducement Equity Incentive Plan, or 2016 Inducement Plan, which has not been approved by stockholders.
(7)	This number includes 132,290 shares available for issuance under our 2016 Inducement Plan, which has not been approved by stockholders.

Material Features of the 2016 Inducement Equity Incentive Plan

The 2016 Inducement Equity Incentive Plan, or 2016 Inducement Plan, was established by the Board in September 2016 with the purpose of attracting, retaining and incentivizing employees in furtherance of Pfenex’s success. In accordance with NYSE American rules, this plan is used to offer equity awards as material inducements for new employees to join Pfenex. As of December 31, 2017, 500,000 shares of common stock were reserved solely for the granting of inducement stock options, restricted stock, restricted stock units and other awards. The 2016 Inducement Plan provides for the granting of stock options with exercise prices equal to the fair market value of our common stock on the date of grant. As of December 31, 2017, a total of 132,290 shares of Pfenex common stock remained available for issuance under the 2016 Inducement Plan.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information with respect to the beneficial ownership of our common stock as of March 20, 2018 for:

•	each of our directors and our nominees for director;

•	each of our named executive officers;

•	all of our current directors, director nominees, current executive officers, and named executive officers as a group; and

•	each person or group who beneficially owned more than 5% of our common stock.

We have determined beneficial ownership in accordance with the rules of the SEC and the information is not necessarily indicative of beneficial ownership for any other purpose. Unless otherwise indicated below, to our knowledge, the persons and entities named in the table have sole voting and sole investment power with respect to all shares that they beneficially owned, subject to community property laws where applicable.

We have based our calculation of the percentage of beneficial ownership on 23,583,585 shares of our common stock outstanding as of March 20, 2018. We have deemed shares of our common stock subject to stock options that are currently exercisable or exercisable within 60 days of March 20, 2018 to be outstanding and to be beneficially owned by the person holding the stock option for the purpose of computing the percentage ownership of that person. We did not deem these shares outstanding, however, for the purpose of computing the percentage ownership of any other person.

Unless otherwise indicated, the address of each beneficial owner listed in the table below is c/o Pfenex Inc., 10790 Roselle Street, San Diego, California 92121.

Name of Beneficial Owner	Number of Shares Beneficially Owned	Percentage of Shares Beneficially Owned
5% Stockholders:
Franklin Resources, Inc.(1)	2,783,060	11.8%
PRIMECAP Management Company(2)	2,356,400	10.0%
Entities affiliated with Signet Healthcare Partners, LP(3)	2,263,607	9.6%
The Dow Chemical Company(4)	1,771,428	7.5%
Sanders Morris Harris LLC(5)	1,634,806	6.9%
Deerfield Mgmt, L.P.(6)	1,252,749	5.3%
Directors, Director Nominees and Named Executive Officers:
Evert B. Schimmelpennink(7)	16,658	*
Patrick K. Lucy(8)	236,443	*
Bertrand C. Liang, M.D., Ph.D., M.B.A.(9)	692,264	2.9%
Hubert C. Chen, M.D.(10)	196,654	*
Patricia Lady(11)	92,839	*
Paul A. Wagner, Ph.D.(12)	278,352	1.2%
Steven S. Sandoval	—	*
Phillip M. Schneider(13)	74,000	*
Robin D. Campbell, Ph.D.(13)	74,000	*
John M. Taylor(14)	61,000	*
Dennis M. Fenton, Ph.D.(14)	61,000	*
Jason Grenfell-Gardner(15)	35,000	*
Sigurdur Olafsson(16)	25,000	*
All current directors, director nominees, current executive officers, and named executive officers as a group (13 persons)(17)	1,843,210	7.4%

*	Represents beneficial ownership of less than one percent (1%).
(1)	Based solely on the most recently available Schedule 13G/A filed with the SEC on February 7, 2018 reporting beneficial ownership as of December 31, 2017. The shares are beneficially owned by one or more open- or closed-end investment companies or other managed accounts that are investment management clients of investment managers that are direct and indirect subsidiaries, or the Investment Management Subsidiaries, of Franklin Resources, Inc., or FRI. The Investment Management Subsidiaries may be deemed to be the beneficial owners of the shares. Charles B. Johnson and Rupert H. Johnson, Jr., or the Principal Shareholders, each own in excess of 10% of the outstanding common stock of FRI and are the principal stockholders of FRI. FRI and the Principal Shareholders may be deemed to be the beneficial owners of securities held by persons and entities for whom or for which FRI subsidiaries provide investment management services. The address of FRI, Charles B. Johnson, Rupert H. Johnson, Jr., and Franklin Advisers, Inc. is One Franklin Parkway, San Mateo, CA 94403.
(2)	Based solely on the most recently available Schedule 13G/A filed with the SEC on February 27, 2018 reporting beneficial ownership as of December 31, 2017. PRIMECAP Management Company reported sole voting power over 2,297,100 shares and sole dispositive power over 2,356,400 shares. The address of PRIMECAP Management Company is 177 E. Colorado Blvd., 11th Floor, Pasadena, CA 91105.
(3)	Based solely on the Form 4 filed with the SEC on January 10, 2017 reporting beneficial ownership as of January 6, 2017. Consists of (i) 1,706,951 shares held of record by Signet Healthcare Partners QP Partnership III, LP and (ii) 556,656 shares held of record by Signet Healthcare Partners Accredited Partnership III, LP. The address for these entities is c/o Signet Healthcare Partners, 152 West 57th Street, 19th Floor, New York, NY 10019.
(4)	Consists of 1,771,428 shares held of record by The Dow Chemical Company, a publicly traded company listed on the New York Stock Exchange under the ticker symbol “DOW.” The address for this entity is c/o The Dow Chemical Company, 2030 Dow Center, Midland, MI 48674.
(5)	Based solely on the most recently available Schedule 13D/A filed with the SEC on January 11, 2018 reporting beneficial ownership as of January 11, 2018. Sanders Morris Harris LLC reported shared and dispositive power of 1,634,806 shares. The address of Sanders Morris Harris LLC is 3100 Chase Tower, Houston, TX 77002.
(6)	Based solely on the most recently available Schedule 13G filed with the SEC on March 2, 2018 reporting beneficial ownership as of February 23, 2018. Deerfield Management Co., LP. reported shared voting and dispositive power over 1,252,749 shares. The address for Deerfield Management Co. is 780 Third Ave., New York, NY 10017.
(7)	Consists of 16,658 shares held.
(8)	Consists of 102,790 shares held and options to purchase 133,653 shares of common stock that are exercisable within 60 days of March 20, 2018.
(9)	Consists of 523,866 shares held and options to purchase 168,398 shares of common stock that are exercisable within 60 days of March 20, 2018.
(10)	Consists of 980 shares held and options to purchase 195,674 shares of common stock that are exercisable within 60 days of March 20, 2018.
(11)	Consists of 4,900 shares held and options to purchase 87,939 shares of common stock that are exercisable within 60 days of March 20, 2018.
(12)	Consists of 4,200 shares held and options to purchase 274,152 shares of common stock that are exercisable within 60 days of March 20, 2018.
(13)	Consists of options to purchase 74,000 shares of common stock that are exercisable within 60 days of March 20, 2018.
(14)	Consists of options to purchase 61,000 shares of common stock that are exercisable within 60 days of March 20, 2018.
(15)	Consists of 10,000 shares held and options to purchase 25,000 shares of common stock that are exercisable within 60 days of March 20, 2018.
(16)	Consists of options to purchase 25,000 shares of common stock that are exercisable within 60 days of March 20, 2018.
(17)	Shares beneficially owned include 663,394 shares held and options to purchase 1,179,816 shares of common stock that are exercisable within 60 days of March 20, 2018.

RELATED PERSON TRANSACTIONS

In the ordinary course of our business, we have entered into a number of transactions with our officers, directors and 5% or greater stockholders. We believe we have executed all of the transactions set forth below on terms no less favorable to us than we could have obtained from unaffiliated third parties.

We have adopted a formal written policy providing that our audit committee will be responsible for reviewing “related party transactions,” which are transactions (i) in which we are or will be a participant, (ii) in which the aggregate amount involved exceeds or may be expected to exceed $120,000 and (iii) in which a related person has or will have a direct or indirect interest. For purposes of this policy, a related person will be defined as a director, nominee for director, executive officer, or greater than 5% beneficial owner of our common stock and their immediate family members. Under this policy, all related party transactions may be consummated or continued only if approved or ratified by our audit committee. In determining whether to approve a related party transaction, the audit committee will take into account, among other factors it deems appropriate, whether the related party transaction is on terms no less favorable than terms generally available to an unaffiliated third-party under the same or similar circumstances and the extent of the related party’s interest in the transaction.

We are required to disclose transactions and series of similar transactions, since the beginning of our last fiscal year, to which we were or will be a party, in which:

•	the amounts involved exceeded or will exceed $120,000; and

•	any of our directors, nominees for director, executive officers or holders of more than 5% of our outstanding capital stock, or any immediate family member of, or person sharing the household with, any of these individuals or entities, had or will have a direct or indirect material interest.

There has not been, nor is there any currently proposed, transactions or series of similar transactions to which we have been or will be a party required to be disclosed.

OTHER MATTERS

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires that our executive officers and directors, and persons who own more than 10% of our common stock, file reports of ownership and changes of ownership with the SEC. Such directors, executive officers and 10% stockholders are required by SEC regulation to furnish us with copies of all Section 16(a) forms they file.

SEC regulations require us to identify in this proxy statement anyone who filed a required report late during the most recent fiscal year. Based on our review of forms we received, or written representations from reporting persons stating that they were not required to file these forms, we believe that during our fiscal year ended December 31, 2017, all Section 16(a) filing requirements were satisfied on a timely basis.

Available Information

Our financial statements for our fiscal year ended December 31, 2017 are included in our Annual Report on Form 10-K. This proxy statement and our annual report are posted on the Investor Relations section of our website at http://pfenex.investorroom.com/financials-filings and are available from the SEC at its website at www.sec.gov. You may also obtain a copy of our annual report without charge by sending a written request to Pfenex Inc., Attention: Investor Relations, 10790 Roselle Street, San Diego, California 92121.

Company Website

We maintain a website at www.pfenex.com. Information contained on, or that can be accessed through, our website is not intended to be incorporated by reference into this proxy statement, and references to our website address in this proxy statement are inactive textual references only.

PROPOSALS OF STOCKHOLDERS FOR 2019 ANNUAL MEETING

Stockholders who wish to present proposals for inclusion in the proxy materials to be distributed in connection with next year’s annual meeting must submit their proposals so that they are received at Pfenex’s principal executive offices no later than the close of business (5:00 p.m. Pacific Time) on December 10, 2018. Pursuant to the rules promulgated by the SEC, simply submitting a proposal does not guarantee that it will be included.

In order to be properly brought before the 2019 annual meeting of stockholders, a stockholder’s notice of a matter the stockholder wishes to present, or the person or persons the stockholder wishes to nominate as a director, must be delivered to the Secretary of Pfenex at its principal executive offices not less than 45 nor more than 75 days before the first anniversary of the date on which Pfenex first mailed its proxy materials or a notice of availability of proxy materials (whichever is earlier) for the preceding year’s annual meeting. As a result, any notice given by a stockholder pursuant to these provisions of our Bylaws must be received no earlier than January 24, 2019, and no later than the close of business (5:00 p.m. Pacific Time) on February 23, 2019, unless our Annual Meeting date occurs more than 30 days before or 60 days after May 9, 2019. In that case, we must receive proposals not earlier than the close of business on the 120th day prior to the date of the 2019 annual meeting and not later than the close of business on the later of the 90th day prior to the date of the annual meeting or the 10th day following the day on which we first make a public announcement of the date of the meeting.

To be in proper form, a stockholder’s notice must include the specified information concerning the proposal or nominee as described in our Bylaws. A stockholder who wishes to submit a proposal or nomination is encouraged to seek independent counsel about our Bylaw and SEC requirements. Pfenex will not consider any proposal or nomination that is not timely or otherwise does not meet the Bylaw and SEC requirements for submitting a proposal or nomination.

Notices of intention to present proposals at the 2019 annual meeting of stockholders must be addressed to: Pfenex Inc., Attention: Secretary, 10790 Roselle Street, San Diego, California 92121. We reserve the right to reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with these and other applicable requirements.

*        *        *

The Board does not know of any other matters to be presented at the Annual Meeting. If any additional matters are properly presented at the Annual Meeting, the persons named on the enclosed proxy card will have discretion to vote the shares of common stock they represent in accordance with their own judgment on such matters.

It is important that your shares of common stock be represented at the Annual Meeting, regardless of the number of shares that you hold. You are, therefore, urged to vote over the Internet or by telephone as instructed on the enclosed proxy card or execute and return, at your earliest convenience, the enclosed proxy card in the envelope that has also been provided.

THE BOARD OF DIRECTORS

San Diego, California

April 3, 2018

PFENEX INC. 10790 ROSELLE STREET SAN DIEGO, CA 92121 VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materialselectronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARKBLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: E44463-P03063 KEEP THIS PORTION FOR YOUR RECORDS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY PFENEX INC. For Withhold For All To withhold authority to vote for any individual All All Except nominee(s), mark “For All Except” and write the The Board of Directors recommends you vote FOR number(s) of the nominee(s) on the line below. the following nominees for Class I director: ! ! ! 1. Election of Directors Nominees: 01) Sigurdur Olafsson 02) John M. Taylor The Boardof Directors recommends you vote FOR Proposal 2: For Against Abstain 2. To ratify the appointment of KPMG LLP as our independent registered public accounting firm for the year ending December 31, 2018. ! ! ! NOTE: In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof. The shares represented by this proxy when properly executed will be voted in the manner directed herein by the undersigned Stockholder(s). If no direction is made, this proxy will be voted FOR the election of both nominees for Class I Director and FOR the ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the year ending December 31, 2018. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com. E44464-P03063 PFENEX INC. Annual Meeting of Stockholders May 9, 2018 12:00 PM Pacific Time This proxy is solicited by the Board of Directors The stockholder(s) hereby appoint(s) Evert B. Schimmelpennink and Susan A. Knudson, or either of them, as proxies, each with the power to appoint his or her substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of PFENEX INC. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 12:00 PM Pacific Time on May 9, 2018, at the offices of Wilson Sonsini Goodrich & Rosati, P.C., located at 12235 El Camino Real, San Diego, CA 92130, and any adjournments or postponements thereof. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof. Continued and to be signed on reverse side